SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

Fulton Financial Corporation
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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P.O. Box 4887
One Penn Square
Lancaster, Pennsylvania 17604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FRIDAY, APRIL 30, 2010 AT 10:00 A.M.

TO THE SHAREHOLDERS OF FULTON FINANCIAL CORPORATION:

    NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the Annual Meeting of the shareholders of FULTON FINANCIAL CORPORATION will be held on Friday, April 30, 2010, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania, for the purpose of considering and voting upon the following matters:

1.	ELECTION OF DIRECTORS. To elect ten (10) directors to serve for one-year terms;

2.	EXECUTIVE COMPENSATION. A non-binding resolution to approve the compensation of the named executive officers;

3.	RATIFY KPMG LLP AS INDEPENDENT AUDITOR. To ratify the appointment of KPMG LLP as Fulton Financial Corporation’s Independent Auditor for the fiscal year ending December 31, 2010; and

4.	OTHER BUSINESS. To consider such other business as may properly be brought before the meeting and any adjournments thereof.

    Only those shareholders of record at the close of business on March 1, 2010, shall be entitled to be given notice of, and to vote at, the meeting. Please note that Fulton’s 2010 meeting is being held at a different location than last year’s meeting. Public parking is available in downtown Lancaster. Light refreshments will be available starting at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m.

    It is requested that you promptly execute the enclosed Proxy and return it in the enclosed postpaid envelope. Alternatively, you may vote by telephone or electronically through the Internet by following the instructions on the proxy card. You are cordially invited to attend the meeting, but please RSVP that you will attend. See the enclosed Annual Meeting Invitation and Reservation Form for more information and to RSVP if you are going to attend the meeting in person. Your Proxy is revocable and may be withdrawn at any time before it is voted at the meeting.

    A copy of the Annual Report on Form 10-K of Fulton Financial Corporation is also enclosed.

Sincerely,

George R. Barr, Jr.
Secretary

Enclosures
March 26, 2010

PROXY STATEMENT

Dated and To Be Mailed on or about: March 26, 2010

P.O. Box 4887, One Penn Square
Lancaster, Pennsylvania 17604
(717) 291-2411

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2010 AT 10:00 A.M.

GENERAL

Introduction

    Fulton Financial Corporation, a Pennsylvania business corporation and registered financial holding company (also herein referred to as “Fulton” or the “Corporation”), was organized pursuant to a plan of reorganization adopted by Fulton Bank and implemented on June 30, 1982. On that date, Fulton Bank became a wholly owned subsidiary of Fulton, and the shareholders of Fulton Bank became shareholders of Fulton. Since that time, Fulton has acquired other banks and today owns the following depository banks: Delaware National Bank, FNB Bank, N.A., Fulton Bank N.A., Lafayette Ambassador Bank, Skylands Community Bank, Swineford National Bank, The Bank and The Columbia Bank. In 2009, Fulton Bank changed its charter to become a national bank and changed its formal name to Fulton Bank, National Association.

    In addition, Fulton has several other direct subsidiaries including: Fulton Insurance Services Group, Inc. (which operates an insurance agency selling life insurance and related insurance products), Fulton Financial Realty Company (which owns or leases certain properties on which certain branch and operational facilities are located), Fulton Reinsurance Company, Ltd. (which reinsures credit life, health and accident insurance that is directly related to extensions of credit by subsidiary banks of Fulton), Central Pennsylvania Financial Corp. (which owns, directly or indirectly, certain limited partnership interests, principally in low to moderate income and elderly housing projects), and FFC Management, Inc. (which holds certain investment securities and corporate-owned life insurance policies).

RSVP, Date, Time and Place of Meeting

    The annual meeting of the shareholders of Fulton (“Annual Meeting”) will be held on Friday, April 30, 2010, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania.

You are cordially invited to attend the Annual Meeting, but in order for Fulton to plan and prepare for the proper number of shareholders, please RSVP and confirm that you will attend by completing and returning the enclosed postcard which is part of the Annual Meeting Invitation and Reservation Form enclosed. Light refreshments will be available starting at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m. Shareholders are encouraged to arrive early. Public parking is available in downtown Lancaster. For a list of available parking locations, please consult the Lancaster Parking Authority web site at www.lancasterparkingauthority.com or consult the information on the Annual Meeting Invitation and Reservation Form. Each shareholder may be asked to present valid picture identification, such as a driver’s license, and some proof of share ownership. Large bags, cameras, recording devices and other electronic devices will not be permitted at the meeting.

    This Proxy Statement relates to Fulton’s twenty-eighth Annual Meeting of the shareholders. Attendance at the Annual Meeting will be limited to shareholders of record at the close of business on March 1, 2010 (the “Record Date”), their authorized representatives and guests of Fulton.

Shareholders Entitled to Vote

    Only those shareholders of record as of the Record Date shall be entitled to receive notice of, and to vote at, the Annual Meeting.

Purpose of Meeting

    The shareholders will be asked to consider and vote upon the following matters at the meeting: (i) to elect ten (10) directors to serve for one-year terms; (ii) a non-binding resolution to approve the compensation of the named executive officers; (iii) to ratify the appointment of KPMG LLP as Fulton’s independent auditor; and (iv) to consider and vote upon such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

Solicitation of Proxies

    This Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Fulton for use at the Annual Meeting to be held at 10:00 a.m. on Friday, April 30, 2010, and any adjournments thereof. Fulton is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by mail, telephone or by electronic communication by Fulton’s directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

    Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Fulton will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. Fulton has engaged Laurel Hill Advisory Group, LLC to aid in the solicitation of proxies in order to assure a sufficient return of votes on the proposals to be presented at the meeting. The costs of such services are estimated at $7,500 for the proxy solicitation fee, plus reasonable research, distribution and mailing costs.

Revocability and Voting of Proxies

    The execution and return of the enclosed proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. A shareholder may revoke any proxy given pursuant to this solicitation by delivering written notice of revocation to the Corporate Secretary of Fulton, at any time before the proxy is voted at the Annual Meeting. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the written instructions of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the election of the ten (10) nominees identified in this Proxy Statement, FOR a non-binding resolution to approve the compensation of the named executive officers, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2010. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Fulton as permitted by Rule 14a-4(c).

    Shares held for the account of shareholders who participate in the Dividend Reinvestment and Stock Purchase Plan and for the account of employees who participate in the Employee Stock Purchase Plan (the “ESPP”) will be voted in accordance with the instructions of each shareholder as set forth in his or her proxy. If a shareholder who participates in these plans does not return a proxy, the shares held for the shareholder's account will not be voted.

    Shares held for the account of employees of Fulton and its subsidiaries who participate in the Fulton Financial Common Stock Fund of the Fulton Financial Corporation 401(k) Retirement Plan (the “401(k) Plan”), formerly known as the Fulton Financial Corporation Profit Sharing Plan, will be voted by Fulton Financial Advisors, a division of Fulton Bank (“FFA”) in accordance with the instructions of each participant as set forth in the separate voting instruction card sent to the participant with respect to such shares. To allow sufficient time for FFA to vote, participants’ voting instructions must be received by April 24, 2010. Shares held in the Fulton Financial Common Stock Fund with respect to which no voting instructions are received by April 24, 2010, will be voted by FFA FOR the election of the ten (10) nominees identified in this Proxy Statement, FOR a non-binding resolution to approve the compensation of the named executive officers, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2010.

Effect of Not Voting Your Shares

    If you hold your shares in street name with a bank or broker it is important that you cast your vote if you want it to count in the election of directors (Item 1 of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation, however, no longer permit your bank or broker to vote your shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors or any non-routine matters, such as Item 2 of this Proxy Statement, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company's independent registered public accounting firm (Item 3 of this Proxy Statement) and other matters that your bank or broker considers routine. If you are a registered shareholder of record who holds stock in certificates or book entry with Fulton’s transfer agent and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

    Accordingly, we encourage you to vote your shares before the meeting either by returning your proxy by mail, voting by telephone or voting via the Internet so that your shares will be represented and voted at the meeting if you cannot attend in person.

Voting of Shares and Principal Holders Thereof

    At the close of business on the Record Date, Fulton had 176,467,834 shares of common stock outstanding and entitled to vote. There is no other class of common stock outstanding. As of the Record Date, 2,843,815 shares of Fulton common stock were held by FFA, as sole fiduciary. The shares held by FFA as sole fiduciary represent, in the aggregate, approximately 1.61 percent of the total shares outstanding and unless directed otherwise will be voted FOR the election of the ten (10) nominees identified in this Proxy Statement, FOR a non-binding resolution to approve the compensation of the named executive officers, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2010.

    A majority of the outstanding common stock present in person or by proxy constitutes a quorum for the conduct of business. The judge of election will treat shares of Fulton common stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the judge of election will treat shares of common stock represented by broker non-votes 1 as present for purposes of determining a quorum, but broker non-votes will not be counted for any proposal.

    Each share is entitled to one vote on all matters submitted to a vote of the shareholders. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except for the election of directors, or in cases where the vote of a greater number of shares is required by law or under Fulton’s Articles of Incorporation or Bylaws.

    In the case of the election of directors, the ten (10) candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors for terms of one year. The affirmative
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1 Broker non-votes are shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have discretionary voting power to vote such shares on a particular proposal.

vote of a majority of the common shares represented and voting at the Annual Meeting is required for approval of the non-binding resolution to approve the compensation of the named executive officers and ratification of Fulton’s independent auditor. Abstentions and broker non-votes will be counted as shares that are present at the meeting, but will not be counted as votes cast on the election of directors, the non-binding resolution to approve the compensation of the named executive officers, or for the ratification of Fulton’s independent auditor. Abstentions and broker non-votes will have no effect on the director election, the non-binding resolution concerning executive compensation or the ratification of Fulton’s independent auditor, since only votes cast will be counted.

    To the knowledge of Fulton, on the Record Date, no person or entity owned of record or beneficially more than five percent of the outstanding common stock of Fulton, except those listed on page 13 under “Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners.”

Recommendation of the Board of Directors

    The Board of Directors recommends that the shareholders vote FOR the election of the ten (10) nominees identified in this Proxy Statement to serve for one-year terms, FOR the non-binding resolution to approve the compensation of the named executive officers, and FOR ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2010.

Shareholder Proposals

    Shareholder proposals intended to be considered for inclusion in Fulton’s proxy statement and proxy for the 2011 Annual Meeting must be received at the principal executive offices of Fulton at One Penn Square, Lancaster, Pennsylvania no later than November 26, 2010. Any shareholder proposal not received at Fulton’s principal executive offices by February 9, 2011, which is 45 calendar days before the one year anniversary of the date Fulton released the previous year’s annual meeting proxy statement to shareholders, will be considered untimely and, if presented at the 2011 Annual Meeting, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. All shareholder proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as well as Fulton’s Bylaws.

    Generally, a shareholder may not submit more than one proposal, and the proposal, including any accompanying supporting statement, may not exceed 500 words. In order to be eligible to submit a proposal, a shareholder must have continuously held at least $2,000 in market value of Fulton common stock for at least one year before the date the proposal is submitted. Any shareholder submitting a shareholder proposal to Fulton must also provide Fulton with a written statement verifying ownership of stock and confirming the shareholder’s intention to continue to hold the stock through the date of the 2011 Annual Meeting. The shareholder, or a qualified representative, must attend the 2011 Annual Meeting in person to present the proposal. The shareholder must continue to hold the shareholder’s stock through the date of the 2011 Annual Meeting.

Contacting the Board of Directors

    Any shareholder of Fulton who desires to contact the Board of Directors may do so by writing to: Board of Directors, Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. These written communications will be provided to the Chair of the Executive Committee of the Board of Directors who will determine further distribution based on the nature of the information in the communication. For example, communications concerning accounting, internal accounting controls or auditing matters will be shared with the Chair of the Audit Committee of the Board of Directors.

Code of Conduct

    Fulton has had a written Code of Conduct (“Code”) for over two decades that governs the conduct of its directors, officers and employees. The Code was revised in 2004 to comply with the requirements of the Sarbanes-Oxley Act of 2002 and NASDAQ listing standards, and Fulton provides the Code to each director, officer and employee. In 2006, Fulton updated the Code to include a new process for filing anonymous complaints and to make other minor changes. Fulton last updated the Code in 2008 to include a hotline number and make other minor changes. A current copy of the Code can be obtained, without cost, by writing to the Corporate Secretary at: Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. The current Code is also posted and available on Fulton's website at www.fult.com.

Corporate Governance Guidelines

    Fulton has adopted Corporate Governance Guidelines (“Governance Guidelines”) that include guidelines and Fulton’s policy regarding the following topics: (1) board size; (2) director qualifications; (3) service on other boards and director change in status; (4) meeting attendance and review of meeting materials; (5) director access to management and independent advisors; (6) designation of lead director; (7) executive sessions; (8) CEO evaluation and succession planning; (9) board and committee evaluations; (10) stock ownership guidelines; (11) communications by interested parties; (12) board and committee minutes; (13) codes of conduct; and (14) disclosure and update of the Governance Guidelines. A current copy of the Governance Guidelines can be obtained, without cost, by writing to the Corporate Secretary at: Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. The current Governance Guidelines are also posted and available on Fulton's website at www.fult.com.

SELECTION OF DIRECTORS

General Information

    The Bylaws of Fulton provide that the Board of Directors shall consist of not less than two nor more than thirty-five persons and that the Board of Directors shall determine the number of directors. Pursuant to Fulton’s Bylaws, as amended, beginning with the 2009 Annual Meeting, nominees elected to the Board of Directors are elected for one-year terms. Subject to Fulton's retirement provisions, directors elected prior to the 2009 Annual Meeting were permitted to serve the remainder of their elected term, even if greater than one year. Beginning in 2011 all nominees will be elected for a one-year term.

    A majority of the Board of Directors may increase or decrease the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until the next Annual Meeting of the shareholders and until a successor is elected and shall have qualified.

    Fulton’s Bylaws limit the age of director nominees, and no person shall be nominated for election as a director who will attain the age of seventy-two (72) years on or before the date of the Annual Meeting at which he or she is to be elected. There is also a mandatory retirement provision in the Bylaws, which states that the office of a director shall be considered vacant at the Annual Meeting next following the director’s seventy-second (72) birthday. In addition, Fulton has adopted a Voluntary Resignation Policy for Non-Management Directors that generally requires a director to tender his or her resignation when the director’s effectiveness as a member of the Board may be substantially impaired. Circumstances that trigger this provision include, but are not limited to: a director failing to attend at least 62.5% of meetings without a valid excuse; and, unless such an event is promptly cured to the satisfaction of Fulton, any extension of credit by any of Fulton’s affiliate banks for which the director or a related interest of the director is an obligor or guarantor is: a) classified by Fulton as nonaccrual, sixty or more days past due, or restructured; b) assigned a risk rating of “substandard” or less; or c) not in material compliance with Federal Reserve Regulation O (12 CFR 215). While the Fulton policy sets forth events which might cause a director to tender his or her resignation, it also directs Fulton’s Board of Directors to consider carefully, on a case-by-case basis, whether or not Fulton should accept such a resignation.

Procedure for Shareholder Nominations

    Section 3 of Article II of the Bylaws of Fulton requires shareholder nominations to be made in writing and delivered or mailed to the Chairman of the Board or the Corporate Secretary not less than the earlier of (a) one hundred twenty (120) days prior to any meeting of shareholders called for the election of directors or (b) the deadline for submitting shareholder proposals for inclusion in a proxy statement and form of proxy as calculated under Rule 14a-8(e) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (or any successor provision thereto). Further, the notice to the Chairman of the Board or the Corporate Secretary of a shareholder nomination shall set forth: (i) the name and address of the shareholder who intends to make the nomination and a representation that the shareholder is a holder of record of stock of Fulton entitled to vote at such meeting and intends to be present in person or by proxy at such meeting to nominate the person or persons to be nominated, (ii) the name, age, business address and residence address of each nominee proposed in such notice, (iii) the principal occupation or employment of each such nominee, (iv) the number of shares of capital stock of Fulton that are beneficially owned by each such nominee, (v) a statement of qualifications of the proposed nominee and a letter from the nominee affirming that he or she will agree to serve as a director of Fulton if elected by the shareholders, (vi) a description of all arrangements or understandings between the shareholder submitting the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and (vii) such other information regarding each nominee proposed by the shareholder as would have been required to be included in the proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by or at the direction of the Board of Directors. The chairman of the meeting shall determine whether nominations have been made in accordance with the requirements of the Bylaws and, if the chairman determines that a nomination is defective, the nomination and any votes cast for the nominee shall be disregarded. Shareholder nominees are not subject to any greater or different standard of review by Fulton’s Board of Directors or its Nominating and Corporate Governance Committee.

Director Qualifications

    In considering any individual nominated for board membership, including those nominated by a shareholder, Fulton considers a variety of factors, including whether the candidate is recommended by executive management, the individual’s professional and personal qualifications, including business experience, education and community and charitable activities, and the individual’s familiarity with a market or markets in which Fulton is located or is seeking to locate, or with a market that is similar to those in which Fulton is located or is seeking to locate. Fulton does not have a separate written policy on how diversity is to be considered in the director nominating process. Generally, however, Fulton takes into account diversity in business experience, community service, skills, professional background and other qualifications, as well as diversity in race and gender, in considering individual candidates. Fulton’s Governance Guidelines provide that Fulton’s Board of Directors should be sufficient in size to achieve diversity in business experience, community service and other qualifications among non-employee directors while still facilitating substantive discussions in which each director can participate meaningfully. In 2004, the Board of Directors formed the Nominating and Corporate Governance Committee of the Board, whose members are independent in accordance with the NASDAQ listing standards. The charter for the Nominating and Corporate Governance Committee is posted and available on Fulton’s website at www.fult.com. The Nominating and Corporate Governance Committee is responsible for recommending director nominees to the Board of Directors and for the Governance Guidelines. Information on the experience, qualifications, attributes or skills of Fulton’s continuing directors and nominees is described under Continuing Director and Nominee Biographical Information below.

ELECTION OF DIRECTORS – PROPOSAL ONE

General Information

    For the 2010 Annual Meeting, the Board of Directors has fixed the number of directors at fourteen (14). There are four (4) continuing directors whose terms of office will expire at the 2011 Annual Meeting. Pursuant to Fulton’s Bylaws, as amended, beginning with the 2009 Annual Meeting, nominees to the Board of Directors shall be elected for one-year terms. Subject to Fulton's retirement provisions, directors elected prior to the 2009 Annual Meeting were permitted to serve the remainder of their elected term, even if greater than one year. The Board of Directors has nominated the following ten (10) persons for election to the Board of Directors for a term of one year:

2010 Director Nominees

Jeffrey G. Albertson	Donald M. Bowman, Jr.	Dana A. Chryst
Craig A. Dally	Rufus A. Fulton, Jr.	George W. Hodges
Willem Kooyker	John O. Shirk	R. Scott Smith, Jr.
E. Philip Wenger

    Each of the above nominees is presently a director of Fulton. Following the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the nomination of the above individuals. However, in the event that any of the foregoing 2010 director nominees are unable to accept nomination or election, any proxy given pursuant to this solicitation will be voted in favor of such other persons as the Board of Directors of Fulton may recommend. The Board of Directors has no reason to believe that any of its director nominees will be unable to accept nomination or to serve as a director if elected.

Vote Required

    The ten (10) candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors. Abstentions and broker non-votes will be counted as shares that are present at the Annual Meeting, but will not be counted as votes cast in the election of directors.

Recommendation of the Board of Directors

    The Board of Directors recommends that the shareholders vote FOR the election of the ten (10) nominees identified in this Proxy Statement to serve for one-year terms.

Information about Nominees, Continuing Directors and Independence Standards

    Information concerning the experience, qualifications, attributes or skills of the ten (10) persons nominated by Fulton for election to the Board of Directors of Fulton at the 2010 Annual Meeting and concerning the other continuing directors is set forth below, including whether they were determined by the Board of Directors to be independent for purposes of the NASDAQ listing standards.

    Fulton is a NASDAQ listed company and follows the NASDAQ listing standards for board of directors and committee independence. At its January 2010 meeting, the Board of Directors determined that eleven (11) of Fulton’s current fourteen (14) directors are independent, as defined in the applicable NASDAQ listing standards. Specifically, the Board of Directors found that Directors Bowman, Bond, Chryst, Dally, Freer, Fulton, Hodges, Kooyker, Lesher, Shirk and Stewart met the definition of independent director in the NASDAQ listing standards and that each of these directors is free of any relationships that would interfere with his or her individual exercise of independent judgment. In addition, members of the Audit Committee of the Board of Directors meet the more stringent requirements for independence under the NASDAQ listing standards, and the rules and regulations of the SEC for service on the Audit Committee. The Board of Directors considered the relationships and other arrangements, if any, of each director when director independence was reviewed, including Fulton’s relationships with the law firms with which Directors Dally and Shirk were affiliated in 2009. The other types of relationships and transactions that were reviewed are more fully described in “Related Person Transactions with Directors and Executive Officers” on page 47.

    Continuing Director and Nominee Biographical Information

    Several of the directors joined Fulton’s Board as a result of mergers, or were directors when the Corporation was formed in 1982. The following biographical information, experience and qualifications below represent each continuing director’s or nominee's background, experience, qualifications, attributes or skills that led Fulton to conclude that these persons should serve as a director of Fulton.

JEFFREY G. ALBERTSON, age 69.
- Director of Fulton since 1996 and a Nominee for election at the Annual Meeting.
- Director of The Bank since 1989.
- Admitted and licensed to practice law in New Jersey and the Federal District Court in 1966 and Partner of the Albertson Law Office.
- Recipient of the 2002 New Jersey Lawyer of the Year Award.
- New Jersey Bar Association Trustee from 1979 to 1985. Mr. Albertson also served on the New Jersey Bar Association Judicial and Prosecutorial Appointments Committee and Supreme Court Ethics Committee.
- General Counsel (1982 - 1990) to the Eastern Pennsylvania-Southern New Jersey Delaware Valley Regional Planning Commission, a bi-state planning transportation agency.
- Community service includes several terms on the Underwood-Memorial Foundation Board, Councilman for the Borough of Woodbury Heights (1969 to 1973), Solicitor for the Gloucester County municipalities of Franklin Township, Woodbury Heights, Mantua Township and Monroe Township.

Mr. Albertson’s broad legal experience in business transactions, particularly in lending, real estate, and state and local law, as well as his knowledge of the southern New Jersey market, adds valuable outside experience to Fulton’s Board of Directors. He has extensive knowledge of Fulton through his tenure of more than ten years on its Board of Directors.

JOHN M. BOND, JR. (Independent Director), age 66.
- Director of Fulton since 2006 with current term expiring in 2011.
- Director of The Columbia Bank since 1988.
- Director of the Federal Home Loan Bank of Atlanta 2005 to present.
- Director Columbia Bancorp (NASDAQ:CBMD) from 1987 to 2006 when Columbia Bancorp merged with Fulton.
- Retired as Chief Executive Officer of The Columbia Bank in 2006. Former Chairman of the Maryland Bankers Association 2001 to 2002. Trustee Goucher College 1997 to present.
- Admitted and licensed to practice law in New York.

Mr. Bond offers Fulton’s Board of Directors years of bank executive management and financial expertise, strong knowledge of the financial services industry and knowledge of the suburban markets near Baltimore and Washington DC, as well as northern Virginia. Mr. Bond also brings a focused historical perspective to the Fulton Board with his prior corporate governance experience and having held leadership positions at an entity acquired by Fulton.

DONALD M. BOWMAN, JR. (Independent Director), age 71.
- Director of Fulton since 1994 and a Nominee for election at the Annual Meeting.
- Director of Hagerstown Trust Company from 1981 until it was combined with The Columbia Bank in 2009, Director of The Columbia Bank and a member of the Hagerstown Trust Advisory Board.
- Business Entrepreneur and Partner in Bowman Group which includes D.M. Bowman, Inc. (a transportation and logistics firm), Bowman Development Corporation (a commercial real estate development company with assets in five states), Bowman Sales and Equipment (a storage and office trailer leasing enterprise) and Bowman Hospitality and Convenience (a hotel and restaurant business).
- Board Member of Antietam Healthcare Foundation 2003 to present and Board Member of Maryland Theatre 2006 to present. In addition, Mr. Bowman has served a total of 12 years (not consecutive) as a member of the Washington County Economic Development Commission, and was honored as 2009 Washington County Business Person of the Year.

As a result of numerous years as a successful entrepreneur in a wide array of business ventures, Mr. Bowman provides Fulton’s Board of Directors with a business person’s perspective and extensive knowledge of what is required for a business to be successful in both good and bad times. In addition, Mr. Bowman also provides an extensive knowledge of Fulton’s markets in western Maryland, southern Pennsylvania, eastern West Virginia, and northwestern Virginia, as well as valuable knowledge of Fulton through his tenure of more than fifteen years on its Board of Directors.

DANA A. CHRYST (Independent Director), age 50.
- Director of Fulton since 2008 and a Nominee for election at the Annual Meeting.
- Director of Fulton Bank since 2003.
- Chief Executive Officer and owner of The Jay Group (a marketing fulfillment company).
- Director of Lancaster General Hospital 2007 to present, Lancaster General Health 2004 to present.
- Director of Hershey Entertainment & Resorts Company 2006 to present.
- An active community member, Ms. Chryst has been the recipient of several prestigious awards including the 2009 Women’s Business Enterprise Star by the Women’s Business Enterprise Council and 2008 Volunteer of the Year by the American Heart Association. She is also the recipient of the Central Penn Business Journal's “25 Women of Influence 2010” award.

As the Chief Executive Officer of a marketing fulfillment company, Ms. Chryst offers the Board of Directors her expertise in the areas of marketing, human resources, distribution, business processes and finance. In addition, she has extensive knowledge of Fulton’s south central and southeastern Pennsylvania markets.

CRAIG A. DALLY (Independent Director), age 53.
- Director of Fulton since 2000 and a Nominee for election at the Annual Meeting.
- Director of Lafayette Ambassador Bank since 1990.
- Judge, Third Judicial District of Pennsylvania, 2010 to present.
- Admitted and licensed to practice law in Pennsylvania and New Jersey.
- Former partner of Pierce & Dally, LLP (law firm).
- Served as a member of the Pennsylvania House of Representatives, District 138, from 1996 to 2010 and former Director of the Pennsylvania Higher Education Assistance Agency 2007 to 2010.
- Director of Nazareth Area YMCA, 1993 to present; Moravian Hall Square Retirement Community, 2006 to present; and Two Rivers Health and Wellness Foundation, 2003 to present.

Mr. Dally brings unique knowledge and expertise to Fulton’s Board of Directors that he gained as a founding director of Lafayette Ambassador Bank, a member of the Pennsylvania House of Representatives, a Director of the Pennsylvania Higher Education Assistance Agency, a law firm partner and his leadership role in various philanthropic endeavors in the Lehigh Valley.

PATRICK J. FREER (Independent Director), age 60.
- Director of Fulton since 1996 with current term expiring in 2011.
- Director of Lebanon Valley Farmers Bank, formerly known as Farmers Trust Bank, from 1980 until it was combined with Fulton Bank in 2007.
- President, Strickler Insurance Agency, Inc. (insurance broker) and a Certified Insurance Counselor.
- Board member of Lebanon County Christian Ministries 2001 to present, American Cancer Society Lebanon Unit 2007 to present and Lebanon Valley Sertoma Club 1976 to present.
- Past president of Lebanon County Christian Ministries and Lebanon Valley Sertoma Club.

Mr. Freer brings to the Fulton Board of Directors an extensive knowledge of insurance, investments, finance and risk management as well as valuable knowledge of Fulton through his tenure of more than ten years on its Board of Directors and as a bank director since 1980. Mr. Freer has long been an active member in his community helping with numerous capital campaigns and community projects.

RUFUS A. FULTON, JR. (Independent Director), age 69.
- Director of Fulton since 1984 and a Nominee for election at the Annual Meeting.
- Retired Chairman of the Board and Chief Executive Officer of Fulton.
- Director of The Aerospace Corp. 2006 to present (research and development for the aerospace industry), Burnham Holdings, Inc. 2000 to present (manufacturer of boilers, furnaces, radiators and air conditioning systems), High Real Estate Group 2007 to present (real estate), Lebanon Seaboard Corporation 2008 to present (chemicals and fertilizers) and Highmark, Inc. 2005 to present (health insurance).
- Former Director Federal Reserve Bank of Philadelphia 1999 to 2001 and Federal Advisory Council to the Federal Reserve Board, Washington, DC from 2002 to 2005.
- Director of The Boys’ and Girls’ Club of Lancaster 1973 to present, Franklin & Marshall College Leadership Council 1994 to present and Lancaster Police Foundation 2006 to present.

Mr. Fulton brings to all Board of Director and Committee discussions and deliberations broad knowledge of the financial services industry, as well as valuable knowledge of Fulton through his long tenure of more than twenty five years on the Board of Directors, his service as the former Chairman and CEO of Fulton from 1999 until 2005 and other management positions with Fulton. In addition, Mr. Fulton has prior and current board service on a number of corporate boards and several community organizations.

GEORGE W. HODGES (Independent Director), age 59.
- Director of Fulton since 2001 and a Nominee for election at the Annual Meeting.
- Former Director of Drovers & Mechanics Bank until it was merged into Fulton Bank in 2001.
- Director York Water Company 2000 to present (NASDAQ:YORW).
- Director of The Wolf Organization, Inc. from 2008 to present (regional distributor of kitchen and bath products and specialty building products), Director of Burnham Holdings, Inc. (manufacturer of boilers, furnaces, radiators and air conditioning systems), and has served on the boards of various for profit, non-profit and community organizations.
- Mr. Hodges, now retired, served as non-executive Chairman of the Board of The Wolf Organization from 2008 to 2009. Prior to being Chairman, Mr. Hodges was a member of the Office of the President of The Wolf Organization from 1986 to 2008.

Mr. Hodges brings considerable financial expertise and business knowledge to the Fulton Board of Directors, both through his business experience and his service on other boards. His extensive business experience, financial expertise, and background are also invaluable for Fulton’s Audit Committee where he serves as Chairman and as a Financial Expert, as defined by the SEC regulations.

WILLEM KOOYKER (Independent Director), age 67.
- Director of Fulton since 2005 and a Nominee for election at the Annual Meeting.
- Director of Somerset Valley Bank until it was combined with Skylands Community Bank in 2007.
- Chairman and Chief Executive Officer, Blenheim Capital Management, LLC (investment management company).
- Former Board Member and Co-Founder of Derivatives Portfolio Management 1993 to 2005.
- Board Member of National Mentoring Partnership 1993 to present and in 2009 was named Chairman. Mr. Kooyker has served as director and trustee for a variety of industry and philanthropic organizations. He is a member of the advisory board of The Oliver Scholars Program (New York, NY), which mentors African-American and Latino children and their families. He also is a council member of the Woodrow Wilson International Center for Scholars, which engages in the study of national and world affairs.

Mr. Kooyker has significant business, finance, trading and investment experience that enables him to serve on Fulton’s Audit Committee as a Financial Expert, as defined by the SEC regulations. He also brings experience with a focus on currencies, stocks, financials and the commodity markets to the Fulton Board of Directors.

DONALD W. LESHER, JR. (Independent Director), age 65.
- Director of Fulton since 1998 with current term expiring in 2011.
- Director of Lebanon Valley National Bank from 1978 until it was merged into Lebanon Valley Farmers Bank in 1998, then a Director of Lebanon Valley Farmers Bank until it was combined with Fulton Bank in 2007.
- Retired President, Lesher Mack Sales and Service (truck dealership).
- During his career Mr. Lesher has supported and served as a board member of various non-profit and community organizations. He is not currently serving on any non-profit or community boards, but his prior service included being a director of the YMCA Lebanon Valley, Community Chest – United Way of Lebanon County, Lebanon Lancaster Boy Scout Board, Good Samaritan Hospital and Lebanon County Christian Ministries.

Mr. Lesher provides Fulton with valuable perspectives in finance, industrial real estate and business operations as a retired private business owner and operator in the truck sales and transportation fields. He also adds valuable knowledge of Fulton through his tenure of more than ten years on its Board of Directors.

JOHN O. SHIRK (Independent Director), age 66.
- Director of Fulton since 1983 and a Nominee for election at the Annual Meeting.
- Director of Fulton Bank since 1983.
- Of Counsel 2007 to present and Managing Partner from 1983 to 1993, Barley Snyder LLC (law firm).
- Director of Eastern Insurance Holdings, Inc. (NASDAQ: EIHI) 1987 to present and has been or continues to be a director of various service, manufacturing, construction and non-profit organizations.

As a practicing attorney and a former partner of a multi-disciplinary law firm, Mr. Shirk has extensive experience in mergers and acquisitions, corporate finance, advanced corporate planning, structuring corporations, partnerships, limited liability companies and other business entities, real estate development and finance, business and construction contracts and contract disputes. He has also served as general counsel for Franklin & Marshall College for many years, has extensive experience on other boards and has valuable knowledge of Fulton through his tenure of more than twenty five years on its Board of Directors.

R. SCOTT SMITH, JR., age 63.
- Director of Fulton since 2001 and a Nominee for election at the Annual Meeting.
- Chairman of the Board and Chief Executive Officer, Fulton Financial Corporation.
- Director of Fulton Bank from 1993 to 2002.
- Director of the American Bankers Association 2006 to 2009
- Member of the Federal Advisory Council to the Federal Reserve Board, Washington, DC from 2008 to present.
- Employed by Fulton since 1978 and worked in financial services since 1969.

Mr. Smith’s various management roles with Fulton during his thirty two years of service and leadership capabilities give him a broad understanding of the financial services industry, Fulton’s operations, corporate governance matters and the leadership experience qualifying him to serve on the Fulton Board of Directors.

GARY A. STEWART (Independent Director), age 62.
- Director of Fulton since 2001 with current term expiring in 2011.
- Partner, Stewart Associates (real estate developer), Director of Stewart Companies (manufacturing holding company), President of Aspen Equity Group LLC (real estate) and has served on the boards of various for profit, non-profit and community organizations.
- Former Director of York Bank & Trust Company from 1981 to 1998.
- Former Director of Drovers & Mechanics Bank until it was merged into Fulton Bank in 2001.

Mr. Stewart has relevant business experience and bank board service qualifying him for service as a member of the Board of Directors that includes insight and extensive experience in real estate acquisition, development, finance and management.

E. PHILIP WENGER, age 52.
- Director of Fulton since March 2009 and a Nominee for election at the Annual Meeting.
- President and Chief Operating Officer of Fulton Financial Corporation.
- Director of Fulton Bank from 2003 to 2009.
- Employed by Fulton in a number of positions since 1979, including a variety of management positions.

Mr. Wenger possesses an extensive knowledge of the many aspects of banking operations through more than thirty years of experience in the financial services industry. He has gained valuable insight through his experience in different banking areas, including retail banking, commercial banking, bank operations and systems. Prior to his appointment as Fulton’s President and Chief Operating Officer, he was the Chairman and Chief Executive Officer of Fulton Bank.

Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners

     The following table sets forth the number of shares of common stock beneficially owned as of the Record Date by each director, nominee for director and the named executive officers, Messrs. Smith, Wenger, Nugent, Shreiner and Hill (the “Executives” or “Senior Management” and individually the “Executive”). Except as to the Beneficial Owners and other Principal Holders listed below, to the knowledge of Fulton, no person or entity owned of record or beneficially on the Record Date more than five percent of the outstanding common stock of Fulton. Unless otherwise indicated in a footnote, shares shown as beneficially owned by each nominee, continuing director or the Executives are held either (i) individually by the person, (ii) individually by the person's spouse or children living in the same household, (iii) jointly with the person's spouse or children living in the same household, or (iv) in the name of a bank, broker or nominee for the account of the person, person’s spouse, or the person’s children living in the same household. The directors, nominees and the Executives of Fulton, as a group, owned of record and beneficially 5,071,642 (1) shares of Fulton common stock, representing 2.84 percent of such shares then outstanding. Shares representing less than one percent of the outstanding shares are shown with a “*” below.

		Number of
		Common Shares
Name of		Beneficially		Percent of
Beneficial Owner	Title	Owned (1)(2)(3)		Class
Jeffrey G. Albertson	Nominee for Director	238,341	(4)	*
John M. Bond, Jr.	Director	533,007	(5)	*
Donald M. Bowman, Jr.	Nominee for Director	1,049,868	(6)	*
Dana A. Chryst	Nominee for Director	5,651		*
Craig A. Dally	Nominee for Director	173,475	(7)	*
Patrick J. Freer	Director	75,266	(8)	*
Rufus A. Fulton, Jr.	Nominee for Director	266,295	(9)	*
Craig H. Hill	Senior Executive Vice President	188,661	(10)	*
George W. Hodges	Nominee for Director	14,878		*
Willem Kooyker	Nominee for Director	302,701	(11)	*
Donald W. Lesher, Jr.	Director	153,509	(12)	*
Charles J. Nugent	Senior Executive Vice President and Chief	486,515	(13)	*
	Financial Officer
John O. Shirk	Nominee for Director	84,179	(14)	*
James E. Shreiner	Senior Executive Vice President	342,848	(15)	*
R. Scott Smith, Jr.	Chairman of the Board, Chief Executive	598,910	(16)	*
	Officer and Nominee for Director,
Gary A. Stewart	Director	245,749	(17)	*
E. Philip Wenger	President, Chief Operating Officer and	311,789	(18)	*
	Nominee for Director

Total Ownership	Directors and Executives as a Group	5,071,642		2.84%
	(17 Persons)
Other Principal Holders

BlackRock, Inc.	N/A	10,807,623	(19)	6.13%
40 East 52nd Street
New York, NY 10022

Footnotes

(1) Includes 1,492,279 shares issuable upon the exercise of vested stock options and 84,145 shares of unvested restricted stock, which have been treated as outstanding shares for purposes of calculating the percentage of outstanding shares owned by directors and Executives as a group.

(2) As of the Record Date, none of the listed individuals had pledged Fulton stock except for Mr. Bowman, who has pledged 974,119 shares in connection with lines of credit at other financial institutions and Mr. Stewart, who has pledged 134,755 shares in connection with a collateral account with his broker related to a line of credit with the same broker.

(3) Fulton has established a stock ownership guideline for Fulton directors and certain officers. Targeted ownership for Directors is $50,000 in fair market value of Fulton common stock. For executive officers, the targeted stock ownership differs by position. The Chief Executive Officer must acquire shares with a fair market value of 2 times his base salary, the President and the Chief Financial Officer must acquire shares with a fair market value of 1.5 times their respective base salary, and certain other officers must acquire shares with a fair market value of 1 times their base salary. Achievement of these stock ownership guidelines is determined annually based on the closing price of Fulton stock on December 31. As of December 31, 2009, all Executives and all Directors, except for Ms. Chryst, have satisfied the stock ownership guidelines and Director Chryst has until June 2012 to satisfy the ownership guidelines.

(4) Mr. Albertson's ownership includes 11,317 shares held in an IRA and 126,505 shares held jointly with his spouse. Also includes 11,555 shares held solely by his spouse and 940 shares in his spouse's IRA.

(5) Mr. Bond's ownership includes 164,657 shares which may be acquired pursuant to the exercise of vested stock options and 136,723 shares held solely by his spouse.

(6) Mr. Bowman's ownership includes 9,478 shares held in an IRA, 166,114 shares held jointly with his spouse, 35,781 shares held solely by his spouse, 9,479 shares in his spouse's IRA and 287,428 shares held by Bowman Sales & Equipment, Inc.

(7) Mr. Dally's ownership includes 11,213 shares held in an IRA, 2,365 shares held jointly with his spouse and 20,387 shares held as custodian for his children.

(8) Mr. Freer's ownership includes 74,975 shares held jointly with his spouse and 291 shares held solely by his spouse.

(9) Mr. Fulton's ownership includes 8,232 shares held solely by his spouse. Mr. Fulton disclaims any beneficial ownership in the 8,232 shares held by his spouse. Also includes 65,099 shares held in Fulton's 401(k) Plan.

(10) Mr. Hill's ownership includes 3,299 shares held jointly with his spouse. Also includes 32,953 shares held in Fulton’s 401(k) Plan, 13,113 shares of unvested restricted stock and 139,295 shares which may be acquired pursuant to the exercise of vested stock options.

(11) Mr. Kooyker's ownership includes 194,911 shares held jointly with his spouse and 107,790 shares held in trusts for his children.

(12) Mr. Lesher's ownership includes 10,597 shares held in an IRA, 45,099 shares held jointly with his spouse and 5,426 shares held solely by his spouse.

(13) Mr. Nugent's ownership includes 54,728 shares held solely by his spouse. Also includes 29,260 shares held in Fulton’s 401(k) Plan, 19,670 shares of unvested restricted stock, 11,394 shares held in an IRA and 342,950 shares which may be acquired pursuant to the exercise of vested stock options.

(14) Mr. Shirk's ownership includes 17,131 shares held solely by his spouse and 3,000 shares held by Tipararee, LLC. Also includes 35,900 shares held in a Trust Under Will, for which Mr. Shirk is Co-Trustee.

(15) Mr. Shreiner's ownership includes 105,840 shares held jointly with his spouse, 13,113 shares of unvested restricted stock and 223,894 shares which may be acquired pursuant to the exercise of vested stock options.

(16) Mr. Smith's ownership includes 25,135 shares of unvested restricted stock, 21,397 shares held in Fulton's 401(k) Plan and 404,605 shares which may be acquired pursuant to the exercise of vested stock options.

(17) Mr. Stewart's ownership includes 89,635 shares held in a grantor retained annuity trust and 89,283 shares held by the Stewart Foundation. Mr. Stewart disclaims beneficial ownership of any of these shares beyond his pro rata interest in the Stewart Foundation.

(18) Mr. Wenger's ownership includes 37,287 shares held jointly with his spouse, 13,113 shares of unvested restricted stock, 41,516 shares held in Fulton's 401(k) Plan and 216,878 shares which may be acquired pursuant to the exercise of vested stock options. Also includes 2,514 shares held in Fulton's 401(k) Plan for his spouse and 480 shares held as custodian for his children.

(19) This information is based solely on a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc., which reported sole voting power and sole dispositive power as to 10,807,623 shares as of December 31, 2009.

INFORMATION CONCERNING COMPENSATION

Named Executive Officers

     The following persons are the named executive officers of Fulton included in this proxy statement:

Name	Age	Office Held and Term of Office

R. Scott Smith, Jr.	63
Chairman of the Board and Chief Executive Officer of Fulton Financial Corporation since December 2008; Chairman of the Board, President and Chief Executive Officer of Fulton Financial Corporation from January 2006 to December 2008; President and Chief Operating Officer of Fulton Financial Corporation from 2001 to 2005; and Executive Vice President of Fulton Financial Corporation and Chairman, President and  Chief Executive Officer of Fulton Bank from 1998 to 2001.

E. Philip Wenger	52
President and Chief Operating Officer of Fulton Financial Corporation since December 2008; Senior Executive Vice President of Fulton Financial Corporation from January 2006 to December 2008 and Chairman of Fulton Bank from October 2006 to February 2009; Chief Executive Officer of Fulton Bank from January 2006 to October 2006; President and Chief Operating Officer of Fulton Bank from 2003 to 2006; and Senior Executive Vice President of the Lancaster, York and Chester County Divisions of Fulton Bank from 2001 to 2003.

Charles J. Nugent	61
Senior Executive Vice President and Chief Financial Officer of Fulton Financial Corporation since January 2001; and Executive Vice President and Chief Financial Officer of Fulton Financial Corporation from 1992 to 2001. Director of the Federal Home Loan Bank of Pittsburgh since January 2010.

James E. Shreiner	60
Senior Executive Vice President of Fulton Financial Corporation since January 2006; and Executive Vice President of Fulton Financial Corporation and Executive Vice President of Fulton Bank from 2000 to 2005.

Craig H. Hill	55	Senior Executive Vice President of Fulton Financial Corporation since January 2006 and Executive Vice President/Director of Human Resources from 1999 through 2005.

Compensation Discussion and Analysis

     Executive Summary

     Fulton’s overall executive compensation program is designed to enable Fulton to achieve its compensation objectives, as discussed below. Under Fulton’s executive compensation structure, the mix of base salary, incentive bonus and equity compensation varies depending upon the Executive’s position. Fulton believes that the compensation of its Executives, the level of management having the greatest ability to influence Fulton’s performance, should have a significant portion of compensation that is performance-based, while lower levels of management should receive a greater portion of their compensation in base salary.

     Fulton believes that it needs to offer competitive compensation in order to recruit, motivate and retain qualified officers and employees, and that Executive compensation should reflect Fulton's overall performance and the contribution of its Executives to that performance. Taking into consideration the variable compensation bonus plan that was introduced in 2006 for the Executives and other officers (the “Variable Plan”) and the 2004 Stock Option and Compensation Plan (the “2004 Stock Plan”), and based on a review of Executives’ base salaries, Fulton believes that its compensation program is competitive and well balanced between cash, non-cash and incentive elements and that the base salaries of the Executives are appropriate based on their level of experience, positions, responsibilities and recent performance. Fulton’s compensation program also includes employment agreements entered into with its Executives that are designed to provide reasonable severance benefits in specified circumstances. For 2009 and 2010, the Board of Directors determined the compensation for the Executives, after receiving recommendations from the Human Resources Committee (“HR Committee”). The recommendations of the HR Committee were based upon external salary comparisons of selected peer institutions and an evaluation of the individual performance of each Executive. Fulton’s Executive compensation program is based, to a significant degree, on peer information, as discussed in “Use of Peer Groups” on page 21, and on the recommendations of the HR Committee’s compensation consultant.

     In December 2008 Fulton became a participant in the Capital Purchase Program (“CPP”) which was authorized under the Emergency Economic Stabilization Act of 2008. Fulton and the Executives are subject to the executive compensation provisions of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 (“EESA”), and the interim final rule (the “Treasury Rules”) 1 of the United States Department of the Treasury (the “Treasury”). These provisions of EESA and the Treasury Rules have affected Fulton’s compensation programs for the Executives and other officers in 2009 and 2010, and are discussed in more detail below.

     Compensation Philosophy

     Objectives. Fulton’s executive compensation philosophy and program are intended to achieve three objectives:

     • Align interests of the Executives with shareholder interests - Fulton believes that the interests of the Executives should be closely aligned with those of its shareholders. Fulton attempts to align these interests by evaluating the Executives’ performance in relation to key financial measures2 which it believes correlate to consistent long-term shareholder value and increasing profitability, without compromising Fulton’s conservative company culture and overall risk profile.
____________________

1 On June 15, 2009, Treasury issued an interim final rule, promulgated pursuant to its authority under EESA, to provide guidance and standards on the executive compensation and corporate governance provisions associated with CPP participation.
2 See discussion of scorecards in the Variable Plan section beginning on page 23. Key financial measures for Executives include, but are not limited to, five-year average total shareholder return and earnings per share growth.

     • Link pay to performance – Fulton believes in a close link between pay to the Executives and the overall performance of Fulton on both a short-term and long-term basis. It seeks to reward the Executives’ contributions to the achievement by Fulton of its financial and non-financial goals and to differentiate rewards to Executives, based on their individual contributions.

     • Attract, motivate and retain talent - Fulton believes its long-term success is closely tied to the attraction, motivation and retention of highly talented employees and a strong management team. While setting its overall compensation package at a competitive level is essential in competing for and retaining talented employees in a competitive market, Fulton also believes that non-monetary factors, such as a desirable work environment and successful working relationships between employees and managers, are critical to providing a rewarding employee experience.

     To achieve these three objectives, Fulton provides the following elements of executive compensation:

     • Base Salary - Fulton pays competitive base salaries in line with the market median at comparable peer companies. Base salaries are set to reflect job responsibilities, individual experience and tenure.

     • Annual Performance Awards - Annual incentives are designed to motivate performance and focus the attention of the Executives on the achievement of business goals. Fulton believes that earnings per share (“EPS”) growth relative to its peers is a critical measure for future success. Although Fulton believes in paying near the median in total cash compensation for expected performance, annual performance awards provide the Executives with the opportunity to earn cash compensation above the median for superior performance under the Variable Plan.

     • Equity Awards - Fulton believes in providing long-term incentives in the form of equity in order to focus the Executives on delivering long-term performance and shareholder value. The long-term incentive program is designed to provide the Executives with a long-term wealth-building opportunity, while balancing potential market volatility and risk. Fulton believes in equity award levels that are fair and market competitive, but not excessive.

     • Benefits - Fulton believes in providing benefits that are competitive in the marketplace and that encourage the Executives to remain with Fulton. Retirement benefits are designed to provide reasonable long-term financial security.

     • Perquisites - Consistent with its conservative culture, Fulton believes in providing the Executives and other officers basic perquisites that are necessary for conducting Fulton’s business.

     HR Committee Membership and Role

     Each member of the HR Committee qualifies as an independent director under the NASDAQ listing standards. The HR Committee is currently comprised of five independent directors, including the HR Committee Chair, all of whom are elected annually by Fulton’s Board of Directors. There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission (“SEC”), involving members of the HR Committee. For a further discussion on director independence, see the “Information about Nominees, Continuing Directors and Independence Standards” section on page 7 of this proxy statement.

     Prior to September 2009, the Executive Compensation Committee of the Board of Directors, whose members were independent under the NASDAQ listing standards, handled executive compensation matters and the Human Resources Committee oversaw other compensation matters. Fulton decided to consolidate the two board committees into the HR Committee. For clarity, all executive compensation actions discussed in the Compensation Discussion and Analysis are referenced as being made by the HR Committee.

     Pursuant to its charter, which is available on Fulton’s website at www.fult.com, and consistent with NASDAQ rules, the role of the HR Committee is to assist the Board of Directors in evaluating and setting salaries, bonuses and other compensation of the Executives, to administer Fulton’s equity and other compensation plans and to take such other actions, within the scope of its charter, as the HR Committee deems necessary and appropriate. The HR Committee relies upon such performance data, statistical information and other data regarding executive compensation programs, including information provided by Fulton’s Human Resources Department, Fulton’s officers and outside advisors, as it deems appropriate. The HR Committee has unrestricted access to individual members of management and employees and may ask them to attend any HR Committee meeting or to meet with any member of the HR Committee. The HR Committee also has the power and discretion to retain, at Fulton’s expense, such independent counsel and other advisors or experts, as it deems necessary or appropriate to carry out its duties.

     Management assists the HR Committee in recommending agenda items for these meetings and by gathering and producing information for HR Committee meetings. As requested, the Chief Executive Officer (“CEO”) and other Executives participate in HR Committee meetings to provide background information, compensation recommendations, performance evaluations and other items requested by the HR Committee. As part of the performance evaluation process, all the Executives are asked to complete an annual self-assessment of their overall performance. The HR Committee, without management present, reviews the CEO’s self-assessment. The CEO reviews the self-assessment forms prepared by the other Executives. In addition, Mr. Wenger, as Fulton’s President, also reviews the self-assessment forms prepared by Messrs. Shreiner and Hill. The CEO discusses these reviews with the HR Committee and shares his comments and recommendations with respect to the performance of the other Executives. Separately, Mr. Wenger also discusses the self-assessment forms prepared by Messrs. Shreiner and Hill with the HR Committee. The Executives are not present for the HR Committee’s discussions, deliberations and decisions with respect to their individual compensation. The Board of Directors makes all final determinations regarding the compensation of the Executives, after receiving a recommendation by the HR Committee.

     The Fulton Executive compensation process consists of establishing targeted overall compensation for each Executive and then allocating that compensation among base salary, incentive compensation and equity awards. Fulton does not have a policy or an exact formula with regard to the allocation of compensation between cash and non-cash elements. Consistent with Fulton’s compensation philosophy, however, the HR Committee determines the amount of each type of compensation for the Executives by: reviewing publicly available executive compensation information of the peer group companies; consulting with outside advisors and experts; considering the complexity, scope and responsibilities of the individual’s position; consulting with the CEO with respect to the other Executives; assessing possible demand for the Executives by competitors and other companies; and evaluating the compensation appropriate to attract executives to Lancaster, Pennsylvania.

     For 2009, the HR Committee reviewed the amounts payable under each individual element of compensation, as well as in the aggregate, for each Executive and concluded that the compensation paid to each Executive was appropriate. However, due to the severity of the economic downturn and its impact on financial institutions, Fulton decided to cease base salary merit pay increases throughout the Corporation, including the Executives, from March 1, 2009 through February 28, 2010. The Executives did not receive incentive pay in 2009, but did receive restricted stock awards. As in prior years, the HR Committee reviewed the Executives’ 2009 performance, their base salary and other elements of compensation in the first quarter of 2010. The current base salary amounts for the Executives in 2010 are listed in footnote 1 of the “Summary Compensation Table” on page 33.

     Emergency Economic Stabilization Act of 2008 and Regulations

     In the fall of 2008, Fulton decided to participate in the CPP authorized under EESA, and on December 23, 2008, Fulton entered into an agreement with the Treasury to sell 376,500 shares of Fulton's Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation amount per share of $1,000, for total proceeds of $376.5 million (“CPP Funds”). As a condition to the closing of the CPP transaction, each Executive executed a waiver voluntarily waiving any claims against the Treasury or Fulton for any changes required to be made to such Executive's compensation or benefits in order to comply with the regulation issued by the Treasury under the EESA as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “Golden Parachute” provisions as defined by EESA and in Section 280G of the Internal Revenue Code) as they relate to the period during which Treasury holds any equity or debt securities of Fulton acquired through the CPP. In 2008, the Executives also entered into a letter agreement with Fulton amending the compensation and benefit plans with respect to such Executive, during the period that Treasury owns any debt or equity securities of Fulton acquired pursuant to the CPP transaction, as necessary to comply with Section 111(b) of the EESA (the “CPP Letter Agreements”). The CPP Letter Agreements require, among other things, that Executive bonus and incentive compensation be subject to recovery or “clawback” by Fulton if it is determined that the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, and also prohibit Golden Parachute payments to the Executives. The CPP Letter Agreements make the Executives ineligible to receive compensation under any financial performance plan that the HR Committee determines includes incentives for the Executive to take unnecessary and excessive risks that threaten the value of Fulton.

     The American Recovery and Reinvestment Act of 2009 was signed into law by President Obama on February 17, 2009. This legislation amended EESA and contains expansive restrictions on executive compensation for CPP participating financial institutions such as Fulton. The Treasury Rules apply to any period in which any obligation arising from financial assistance authorized by EESA remains outstanding (the “TARP Assistance Period”). 1 Significant provisions of the Treasury Rules impacting executive compensation include:

     • a prohibition on making Golden Parachute and other severance benefit payments to the Executives and to any of the next five most highly compensated employees of Fulton, as determined by their annual compensation, upon their departure from employment during the TARP Assistance Period;

     • a prohibition on paying or accruing any bonus, retention award or incentive compensation to the Executives and to the next ten most highly compensated employees of Fulton, as determined by their annual compensation, during the TARP Assistance Period, except for the payment of long-term restricted stock that does not fully vest during the TARP Assistance Period and that has a value not greater than one-third of the total amount of the annual compensation of the employee receiving the stock;

     • a prohibition on making tax gross up payments to the Executives and any of the next twenty most highly compensated employees of Fulton, as determined by their annual compensation, during the TARP Assistance Period; and

     • a requirement to seek shareholder input, through a non-binding shareholder vote to approve the compensation of the Executives during the TARP Assistance Period. 2

     The Treasury Rules also require CPP participants to establish a board compensation committee that must, at least semi-annually, discuss, evaluate, and review each employee compensation plan to assess any risk posed to the company from the compensation plans, adopt a company-wide policy regarding “excessive” or “luxury” expenditures, and annually file a written certification of the company’s CEO and CFO as to the company’s compliance with the applicable requirements of Section 111 of EESA. In September 2009, Fulton

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1 The Treasury Rules specifically exclude any warrants to purchase the common stock of Fulton that the Treasury may hold.
2 In accordance with the EESA, the Board of Directors has authorized a non-binding shareholder vote to approve the compensation for the named executive officers to be included in this proxy statement for the 2010 Annual Meeting. See “A Non-Binding Resolution to Approve the Compensation of the Named Executive Officers” on page 44.

adopted Fulton’s Expenditure Policy Related to Participation in Capital Purchase Program (“Expenditure Policy”) and posted it at www.fult.com as required by the legislation. The required certifications were included as Exhibits 99.1 and 99.2 to Fulton’s Form 10-K for year ended December 31, 2009.

     In 2009, the HR Committee conducted two separate risk evaluations of the compensation plans in which the Executives participate. The first evaluation was performed in January 2009 after Fulton became a CPP participant. This initial review was based on the original EESA requirements. The HR Committee’s January 2009 evaluation had three distinct phases: first, discussing with Fulton’s senior risk officer the significant risks that could threaten the value of Fulton and the controls in place to mitigate those risks; second, identifying whether there are features of the incentive compensation plans that could induce the Executives to take such risks; and third, the taking of any necessary actions to limit the features of Fulton’s compensation plans that encourage the Executives to take unnecessary and excessive risks that could threaten the value of Fulton. In this regard, the HR Committee’s discussion with Fulton’s senior risk officer provided the HR Committee with a more complete understanding of the material risks that the Corporation currently faces and the risk management controls it undertakes to manage those risks. Following its evaluation of these plans, the HR Committee concluded that the plans did not encourage the Executives to take unnecessary and excessive risks that threaten the value of Fulton.

     The HR Committee’s second evaluation was completed in the fourth quarter of 2009 as required by the Treasury Rules issued in June 2009. In October 2009, the HR Committee hired McLagan, an independent compensation consultant and subsidiary of Aon, to conduct an assessment of all of Fulton’s compensation plans in order to identify and evaluate plan aspects, structure and features that could encourage unnecessary and excessive risk taking that threatens the value of Fulton.1 In addition to the review by McLagan of the Fulton compensation plans, the HR Committee’s second evaluation also included a risk discussion with Fulton’s senior risk officer, and the taking of any necessary action to modify plan features that were found to encourage the taking of unnecessary and excessive risks that could threaten the value of Fulton. The primary plans reviewed for the Executives and other employees included the Variable Plan and the 2004 Stock Plan, as well as plans in which the Executives do not participate, including the Investment & Brokerage Plan, Brokerage Trust Sales Plan, Brokerage New Hire Bonus Plan, Trust Sales Plan, Relationship Management & Portfolio Management Plan, Branch Staff Referral Plan, Mortgage Production Plan, Account Manager Sales Plan, Business Development Sales Compensation Plan and minor compensation plans such as the President’s Award Plan and the Holiday Bonus Plan. In a report to the HR Committee, representatives of McLagan discussed the process and scope of the review performed and their basis for concluding that Fulton’s compensation plans do not encourage the Executives to take unnecessary and excessive risks or encourage the manipulation of earnings to enhance the compensation of employees. Based on the review and findings of McLagan, and its discussions with the McLagan representatives and Fulton’s Senior Risk Officer, the HR Committee concluded in its second risk evaluation that Fulton’s compensation plans do not encourage the participants to take unnecessary and excessive risks that threaten the value of Fulton and that Fulton’s compensation plans do not encourage the manipulation of earnings to enhance the compensation of employees.

     Awards to Executives

     Fulton operates in a highly complex business environment and competes with many well-established financial services businesses. The annual cash-based incentive component of the Executive compensation plan involves plan awards under the Variable Plan that are payable if pre-established corporate and individual performance objectives are achieved. Fulton’s equity compensation plan, the 2004 Stock Plan, also has an award trigger based on Fulton’s performance relative to its peers that is discussed under the “Variable Plan” section below. The HR Committee believes that the Variable Plan and the 2004 Stock Plan further Fulton’s business plan and ensure that the interests of the Executives, both short-term and long-term, are aligned with the interests of Fulton’s shareholders. The Variable Plan aligns these interests by offering each Executive the opportunity to earn an annual incentive cash bonus upon achieving both an established corporate performance
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1 McLagan also evaluated how the different plans support Fulton’s business objectives and align with industry market practices.

goal and certain specific individual performance goals, and the 2004 Stock Plan aligns these interests by offering the Executive the opportunity to earn longer term compensation through stock options and restricted stock.

     In March 2010, the HR Committee determined that the Executives were eligible to receive an award under the Variable Plan for 2009 performance because the threshold trigger in 2009 was achieved. As a result of Fulton meeting the threshold trigger for 2009 of having EPS growth in the top two-thirds of the Performance Peer Group and the Executives achieving certain individual and corporate goals, an award was granted to the Executives for 2009 performance subject to the restrictions imposed by the Treasury Rules. While the 2004 Stock Plan permits the longer term compensation awards to the Executives to be paid in the form of stock options or restricted stock, the restrictions imposed by the Treasury Rules limited the form of 2009 Executive awards to only restricted stock. Details of the Executives’ 2009 Variable Plan cash awards and 2004 Stock Plan restricted stock awards can be found in the “Summary Compensation Table” on page 33 and in the “Variable Plan” and “Options and Restricted Shares” sections below.

     Use of Consultants

     The HR Committee retained and used two different compensation consultants during 2009. The Hay Group has been retained by the HR Committee at various times from 2005 to 2009 to review and directly report to the HR Committee on certain aspects of Executive and director compensation. In general, the Hay Group was instructed and directed to compare Fulton’s current compensation practices with its peers and, based on that comparison, to recommend changes in Fulton’s compensation practices that were consistent with Fulton’s compensation philosophy and objectives as described above. During 2009, the Hay Group performed a compensation market analysis related to Fulton’s Executives and recommended certain compensation increases for the Executives. It also performed a retirement benefit market analysis. As described under the “Emergency Economic Stabilization Act of 2008” section above, McLagan was retained by the HR Committee in 2009 to review Fulton’s compensation plans for the Executives and other employees and assist the HR Committee in determining the risks posed by these plans to Fulton and how to mitigate these risks.

     Fulton does not have a policy that limits the other services that an executive compensation consultant can perform. Fulton has not engaged the Hay Group for any other projects except for those directed by the HR Committee and which were limited to engagements involving the compensation of the Executives, compensation of Fulton’s directors and engagements limited to consulting on broad-based plans that do not discriminate in scope, terms or operation in favor of the Executives or directors, and that are generally available to all salaried employees. McLagan was only retained during 2009 for the compensation plan risk review required by EESA and the Treasury Rules. For both the Hay Group and McLagan, specific instructions and directions given to the consultant and fees to be paid were generally outlined in individual engagement letters with respect to the scope and performance of their respective duties under each project. The total fees paid in 2009 to the Hay Group for additional services did not exceed the $120,000 SEC disclosure threshold. McLagan performed no additional services for Fulton.

     Use of Peer Groups

     Beginning in 2006, the HR Committee has used two different peer groups of bank holding companies for purposes of making a comparative analysis of compensation of Fulton and its peers. The first peer group includes bank holding companies that are members of the peer group used by Fulton for purposes of the Performance Graph showing the total return performance for the last five years on page 15 of the Fulton Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Performance Peer Group”). The Performance Peer Group is used to determine the annual option and restricted stock equity awards as discussed below, and to determine whether the performance threshold for the Variable Plan has been achieved. The Performance Peer Group includes bank holding companies that, at the time of selection in 2004, were generally comparable to Fulton in terms of asset size, although they were not necessarily comparable in terms of financial performance.

     For the evaluation of the base salary and other elements of compensation of the Executives, the Hay Group, in 2006, assisted the HR Committee in the development of a second, smaller peer group (the “Comparator Peer Group”). This second peer group consists of a number of the members of the Performance Peer Group plus one other bank holding company. The Comparator Peer Group members were selected because they generally were, based on 2006 data gathered by the Hay Group, similar to Fulton in asset size, operating in the same geographic markets, comparable to Fulton in areas such as lines of business, or in competition with Fulton for executive talent or customers. The Comparator Peer Group, as a group, had a median total asset size of $16 billion based on the Hay Group’s 2006 data. When a peer group member announces that it is being acquired, Fulton has historically deleted the company from the Performance Peer Group and Comparator Peer Group. In 2009, Fulton removed The Colonial BancGroup, Inc. (“CNB”) from both peer groups after CNB filed a Chapter 11 Bankruptcy petition following the appointment by the Alabama State Banking Department of the Federal Deposit Insurance Corporation as receiver of Colonial Bank, CNB's wholly owned bank subsidiary and primary asset.

     The members of the Performance Peer Group and the Comparator Peer Group as of December 31, 2009 were:

Fulton Peer Group Table

Peer Group Member (Stock Symbol)	Performance	Comparator
Associated Bancorp (ASBC)	X	X
BancorpSouth, Inc. (BXS)	X
Bank of Hawaii Corporation (BOH)	X
BOK Financial Corporation (BOKF)	X	X
Citizens Republic Bancorp, Inc. (CRBC)	X
City National Corporation (CYN)	X
Commerce Bancshares, Inc. (CBSH)	X	X
Cullen/Frost Bankers, Inc. (CFR)	X
First Citizens BancShares, Inc. (FCNCA)	X	X
First Midwest Bancorp, Inc. (FMBI)	X
First Merit Corporation (FMER)	X	X
International Bancshares Corporation (IBOC)	X
Old National Bancorp (ONB)	X
The South Financial Group, Inc. (TSFG)	X	X
Susquehanna Bancshares, Inc. (SUSQ)	X	X
TCF Financial Corporation (TCB)	X	X
Trustmark Corporation (TRMK)	X
UMB Financial Corporation (UMBF)	X
United Bankshares, Inc. (UBSI)	X	X
Valley National Bancorp (VLY)	X	X
Webster Financial Corp. (WBS)		X
Whitney Holding Corporation (WTNY)	X
Wilmington Trust Corporation (WL)	X	X

     Elements of Executive Compensation

     Fulton’s Executive compensation program currently provides a mix of base salary, cash incentive and equity based plans, as well as retirement benefits, health plans and other benefits as follows:

     Base Salary. Base salary is a critical element of executive compensation because it provides the Executives with a consistent level of monthly income. Fulton seeks to provide the Executives with a level of cash compensation in the form of base salary appropriate for the person’s position, experience, responsibilities, and performance. Generally, Fulton, consistent with its compensation philosophy, seeks to set base salary for the Executives in line with the market median. As in prior years, in 2009, the HR Committee retained the Hay Group for a review of the annual base pay of the Executives to insure that the Corporation was offering competitive pay. This market analysis review compared each Executive’s level of compensation to similar executives in the Comparator Peer Group discussed above. The methodology utilized by the Hay Group also considered salary data from its financial services database.

     In making recommendations to the Board of Directors regarding the appropriate levels of executive compensation for 2009 and 2010, the HR Committee considered each Executive’s level of achievement of his individual performance factors established under the Variable Plan. In setting the base salaries of the Executives, the HR Committee also received a recommendation from the Hay Group which considered compensation paid by members of the Comparator Peer Group to peer officers with similar job content and responsibilities to the Executives. While Fulton froze base salary merit pay increases from March 1, 2009 until February 28, 2010, in March 2010 the HR Committee considered changes to the base salary of the Executives after the merit pay freeze expired for all Fulton employees. Based on Comparator Peer Group information and base salary increase recommendations presented by the Hay Group from general market survey data, the HR Committee reviewed each Executive’s base salary, and base salaries were increased and set for 2010 after the approval of the Board of Directors, effective April 1, 2010, for Messrs. Smith, Wenger, Nugent, Shreiner and Hill at $813,586, $435,625, $505,735, $335,175, and $232,675, respectively.

     With regard to the compensation paid to Mr. Smith, the HR Committee considered his performance level based on a scorecard that includes the attainment of performance goals, results of management decisions made by Mr. Smith, earnings of Fulton during the previous year and other factors, such as the HR Committee members’ perspective of his overall performance. With regard to the compensation paid to the other Executives, the HR Committee considered information provided by Mr. Smith for Messrs. Wenger and Nugent, and by Mr. Wenger for Messrs. Shreiner and Hill, which included an assessment of each Executive’s level of individual performance, attainment of performance goals, contribution to the organization and salary history during the past four years, as well as the HR Committee’s own perceptions of the performance of each Executive.

     Variable Compensation Plan. The HR Committee believes that annual performance-based incentive bonuses are valuable in recognizing and rewarding individual achievement, and, by focusing more on performance pay opportunities for the Executives, it can more closely align Fulton’s compensation program with shareholder interests. On May 30, 2006, Fulton’s Board of Directors approved, with the recommendation of the HR Committee, a cash incentive compensation structure, the Variable Plan. Prior to the approval of the Variable Plan in 2006, the HR Committee and the Board of Directors, with the assistance of and recommendations from the Hay Group, discussed the use of various performance threshold measures. Fulton’s Variable Plan is designed so that no incentive bonus is paid unless Fulton achieves the predetermined EPS performance threshold metric compared to the Performance Peer Group.1 For 2006, a threshold performance target was established that required Fulton’s 2006 EPS growth to be in the top two-thirds of the Performance Peer Group in order for the Executives to be eligible for a payment under the Variable Plan. The HR Committee viewed this performance target as a reachable target, but not a target which guarantees payment of an incentive bonus. The HR Committee used the same threshold performance target in 2007, 2008 and 2009. In future years, however, a different threshold performance target may be used. The threshold performance target was achieved in 2006 and 2009 but not in 2007 and 2008.

     Under the Variable Plan, if the predetermined EPS threshold for prior year performance is achieved, each Executive is eligible to receive a cash bonus equal to a percentage of base salary, with the possibility of achieving a higher amount for superior individual and company performance, up to a pre-set maximum. These payouts are substantially based on the results of each Executive’s individual scorecard of critical performance factors that are tailored to his position and job responsibilities. Generally, performance factors that are more
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1 The Performance Peer Group was selected because it represents a broad, national cross section of companies similar in size to Fulton.

directly aligned with the interests of shareholders are given greater weight. Based upon the recommendation of the Hay Group and a market review when the Variable Plan was approved originally, the HR Committee determined that the award amounts payable to the each Executive should be a percentage of the Executive’s base salary. For Mr. Smith, the 2009 threshold, target and maximum award percentages were 25%, 50% and 100% and for the other Executives, the 2009 threshold, target and maximum award percentages were 17.5%, 35% and 60%. The actual award percentage for each Executive is determined by the Executive’s individual scorecard results, as well as the HR Committee’s assessment of each Executive’s individual performance and overall contribution to Fulton for the award period.

     The HR Committee understands that stock price performance is subject to a variety of factors. Recognizing that many of these factors are outside Fulton’s control, the HR Committee selected the EPS performance metric because it believes it best promotes Fulton’s fundamental business objectives and strategy. At its March 15, 2010 meeting, because Fulton’s 2009 EPS was in the top two-thirds of the Performance Peer Group, the HR Committee determined that Fulton had achieved the threshold performance target.

     Since the threshold performance metric for 2009 was achieved, the Executives were eligible to receive an award under the Variable Plan. The following is a summary of the critical performance factors on the individual scorecards for the Executives, plus the methodology used in determining the scorecard performance of the Executives.

     Mr. Smith’s 2009 scorecard contained four critical performance factors, with each factor weighted according to importance. The first factor was Superior Financial Performance that included five equally weighted sub-categories: Earnings per Share growth vs. Peers; Five-year Average Total Shareholder Return vs. Peers; Net Interest Income Growth vs. Peers; Growth in Core Deposits vs. Peers; and Growth in Loans vs. Peers. The second factor was Superior Operating Efficiency that included the following equally weighted subcategories: Net Charge Offs to Average Loans; Investment Portfolio Performance; and Regulatory Compliance. The third factor was Superior Customer Satisfaction that included Customer Service Management and a Fulton Partners measurement. 1 The fourth performance factor was Superior Employee Engagement that included the following equally weighted subcategories: Management Succession; Corporate Diversity; Corporate Reward Strategy; Employee Morale/Strategic People Initiatives; and Community Involvement.

     In the first performance factor of financial performance, Mr. Smith’s result was to be determined objectively by Fulton’s quartile ranking in its Performance Peer Group for each subcategory. The last three factors involved both objective and subjective measurements. For the objectively measured performance categories, Mr. Smith, depending upon Fulton’s quartile ranking among its peers, could receive a rating of “Excellent Results” (1st Quartile and a numerical score of “4”), “What is expected” (2nd Quartile and a numerical score of “3”), “Making Progress” (3rd Quartile and a numerical score of “2”), or “Below Expectations” (4th Quartile and a numerical score of “1”). The HR Committee, based on its subjective determination, uses the same four rankings for determining Mr. Smith’s achievement of the other performance factors. The weighting given to each of the performance factors for Mr. Smith appears in the chart below.

     The scorecards for each of the other Executives were similar to Mr. Smith’s scorecard. As shown in the chart below, each of the Executives had similar critical performance factors. However, each Executive’s scorecard was tailored to his specific position and corresponding job responsibilities through different weights given to each Executive’s performance factors and by the specific subcategories included in each Executive’s performance factors.

     Although several subcategories of each Executive’s performance factors were similar, there were some differences. For example, Mr. Wenger’s Superior Financial Performance factor included a subcategory of Net Income Growth compared to Fulton's Budget as well as Peers. Mr. Nugent’s Superior Operating Efficiency factor included subcategories for Credit Rating, Interest Rate Risk, Total Risk-Based Capital, Tax
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1 Fulton Partners measurement is related to the collection of fee income by certain business units.

Position, Liquidity and Funding, Efficiency Ratio, and Expense Control for certain departments. For Mr. Shreiner, the Superior Operating Efficiency included Lean Process Improvement, Charge Offs and other items. Finally, Mr. Hill’s Superior Employee Engagement factors included a Corporate Reward Strategy, Retention Results, Community Involvement and other items.

     For all of the Executives, the methodology used to determine scorecard performance criteria was to design performance measurement parameters for each factor so each Executive’s actual performance could be measured, for the most part, based on specific objective measurements. However, some subcategories required a subjective measure. For 2010, the HR Committee amended the Executives’ scorecards to make risk management a separate, stand-alone critical performance factor with a minimum weighting of 25%, as recommended by McLagan during their risk review of the Fulton compensation plans. The following is a tabular summary of the critical performance factors and the weights assigned to each Executive’s 2009 Variable Plan scorecards.

2009 Variable Plan Scorecard for Executives	Smith	Wenger	Nugent	Shreiner	Hill
Critical Performance Factors	Weight	Weight	Weight	Weight	Weight
Superior Financial Performance	50%	50%	50%	40%	40%
Superior Operating Efficiency	20%	15%	30%	35%	15%
Superior Customer Satisfaction	15%	25%	5%	15%	15%
Superior Employee Engagement	15%	10%	15%	10%	30%

     At its March 15, 2010 meeting, the HR Committee reviewed the overall 2009 performance and scorecard results for each Executive. The HR Committee determined that all of the Executives achieved a level of performance in 2009 to qualify for a cash reward at or above their target established under the Variable Plan. In addition to the scorecard results and information provided on individual critical performance factors for each Executive, in determining the Variable Plan award percentages for each Executive, the HR Committee also recognized the successful efforts of the Executives in maintaining Fulton’s financial stability and navigating it through perhaps the most severe economic downturn since the Great Depression, as well as the Executives’ successful execution of a strategy to position Fulton for growth as the economy improves and Fulton’s improved financial performance during 2009. Based on its consideration of these various factors, the HR Committee approved an award percentage of 57%, 36%, 39%, 35% and 36% for Messrs Smith, Wenger, Nugent, Shreiner and Hill, respectively.

     The dollar amount of each individual Executive award is calculated as a percentage of the Executive’s base salary on the award percentage approved for each Executive by the HR Committee. Messrs. Smith, Wenger, Nugent, Shreiner and Hill were eligible to receive Variable Plan awards of $452,433, $153,000, $192,426, $114,450 and $81,720, respectively for 2009 performance based on the award percentages to each Executive. However, because of its participation in the CPP, the Treasury Rules prohibit Fulton from paying the Executives (as well as the next ten most highly compensated employees) 100% of their respective Variable Plan awards. Approximately 55% of the awards, which relates to performance after June 15, 2009, has been forfeited due to the Treasury Rules. Although the Treasury Rules do permit Fulton to accrue a portion of each individual’s Variable Plan award for the period of his performance from January 1, 2009 to June 15, 2009, or approximately 45% of the 2009 Variable Plan award each earned for 2009, the Treasury Rules do not permit Fulton to pay this reduced Variable Plan award to the Executives until such time as Fulton has repaid the CPP Funds or the Executive is no longer prohibited from receiving the award. Accordingly, Messrs. Smith, Wenger, Nugent, Shreiner and Hill earned a reduced Variable Plan award of $203,595, $68,850, $86,592, $51,503 and $36,774, respectively. These 2009 prorated award amounts are reflected in each of the Executive’s 2009 compensation in the “Summary Compensation Table” on page 33; however, the Executives will not receive these reduced Variable Plan awards until after Fulton has repaid the CPP Funds or the Executive is no longer prohibited from receiving the award.

     Options and Restricted Shares. Fulton believes equity-based compensation aligns the interests of the Executives and other eligible officers with those of Fulton’s shareholders, and encourages them to “think like owners.” Pursuant to the 2004 Stock Plan approved by the Board of Directors on October 21, 2003, and by shareholders at the 2004 Annual Meeting, Fulton is authorized to award incentive stock options, non-qualified stock options and restricted stock to key employees of Fulton, its affiliate banks and its other subsidiaries. Stock options and, more recently, a combination of stock options and restricted stock have been the traditional award type for Fulton. However, in 2009, the Treasury Rules permitted Fulton to only award restricted stock to the Executives and the next ten most highly compensated and eligible employees. Stock options awarded in years prior to 2009 enable the recipients to purchase common stock at the fair market value of the common stock on the designated grant date. The 2004 Stock Plan provides that the total number of shares available for grant in any calendar year in the form of stock options or restricted stock is to be determined based on the performance of Fulton, measured in terms of total shareholder return for the immediately preceding five-year period relative to the Performance Peer Group. This process for determining the number of shares available for grant in a particular year is outlined in Section 5.04 of the 2004 Stock Plan, as follows:

The number of Shares available for Awards in any calendar year shall be determined depending upon the performance of the Corporation measured in terms of Total Shareholder Return (“TSR”) relative to a Peer Group, determined at the sole discretion of the HR Committee, for the five-year period immediately preceding the grant of the Award. The number of Shares available for Awards shall be determined in accordance with the following schedule:

Company’s TSR Ranking among the	Percent of Total Outstanding Shares
Peer Group	Available for Awards
for Prior Five-Year Period	for Plan Year
Top Quartile	1.00%
Second Quartile	0.75%
Third Quartile	0.50%
Fourth Quartile	At the Discretion of the HR Committee
but limited to no more than 0.50%

     For 2009, the individual awards of restricted shares made to the Executives and the next ten most highly compensated and eligible employees, as well as the other eligible officers of Fulton that received either stock options and restricted stock or stock options only, were determined by the Board of Directors based on recommendations of the HR Committee and management. The HR Committee did not establish specific target levels for individual performance or corporate profitability for these equity awards. The number of options or restricted shares awarded to each Executive is primarily at the discretion of the HR Committee. The Hay Group reviewed and recommended the 2009 award methodology to the HR Committee, and generally the 2009 Executive awards were approximately the same percentage of all the equity awards available in 2009 based on grant value as compared to equity awards in 2008. Factors that the HR Committee considers in determining the number of options or restricted shares to be awarded to each Executive include the CEO’s recommendations for the other Executives, previous stock option and restricted stock awards to each Executive, Fulton’s performance and each Executive’s achievement of individual goals in their scorecard. In 2009, Fulton granted a total of 709,710 stock options and restricted shares, with 73,210 restricted shares granted to the Executives and the remaining 484,619 stock options and 151,881 restricted shares granted to other Fulton employees. 1

     In July 2009 Messrs. Smith, Wenger, Nugent, Shreiner and Hill received 21,550, 11,243, 16,865, 11,243 and 11,243 restricted shares, respectively, and these shares accrue and reinvest dividends. The Treasury Rules limited the value of the restricted stock award each Executive and the next ten most highly compensated and eligible employees could receive for 2009 performance, to no more than one-third of their annual
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1 Restricted shares listed are as of December 31, 2009 and include any accrued reinvested dividends.

compensation, as defined in the Treasury Rules. Consistent with the Treasury Rules’ prohibition of vesting restricted stock until CPP Funds are repaid, the 2009 restricted stock awards cannot not fully vest until the later of three years after the date of the award or the date vesting is permitted under the Treasury Rules. The values of these restricted share awards are reflected in each of the Executive’s 2009 compensation in the “Summary Compensation Table” on page 33.

     Fulton believes that equity awards are an appropriate means of compensating the Executives and other officers based on the performance of Fulton, because equity compensation awards have enabled Fulton to retain key management employees and recruit effectively for qualified outside candidates. Fulton also believes that, through its broad-based 2004 Stock Plan, the economic interests of its key officers, including the Executives, are more closely aligned to those of the shareholders.

     Under the 2004 Stock Plan, an option recipient who retires at age fifty-five or older with five or more years of consecutive employment may exercise his or her currently exercisable stock options for up to two years from the retirement date (but not beyond the date when the option would otherwise expire). For option or restricted stock recipients who retire at age sixty or older with ten or more years of consecutive employment as defined in the 2004 Stock Plan, unexercisable stock options become exercisable and unvested restricted stock grants become vested on the retirement date. Restricted shares awarded to the Executives in 2009 are subject to the restrictions of the Treasury Rules and are subject to a minimum two-year service requirement to vest upon retirement. Such retirees are able to exercise their options for up to two years from their retirement date (but not beyond the date when the option would otherwise expire). Upon a change in control, as defined in the 2004 Stock Plan, options not previously exercisable become exercisable and unvested restricted stock vests. Generally under the 2004 Stock Plan unexercisable stock options become exercisable and unvested restricted stock grants vest upon the death or disability of the Executive.

     Performance Shares. Fulton has the ability to issue options and restricted shares under the 2004 Stock Plan with performance criteria determined by the HR Committee (“Performance Shares”). The Hay Group was retained during 2008 to consult with Fulton on the design of Performance Share awards. Performance Shares were not awarded in 2009, but the HR Committee has discussed awarding Performance Shares in the future to the Executives and other Fulton employees to further link Executive compensation and the overall performance of Fulton on both a short-term and long-term basis.

     Employee Stock Purchase Plan. The ESPP was designed to advance the interests of Fulton and its shareholders by encouraging Fulton’s employees and the employees of its affiliate banks and other subsidiaries to acquire a stake in the future of Fulton by purchasing shares of the common stock of Fulton. Currently, Fulton limits payroll deduction and annual employee participation in the ESPP to $7,500. No Executive currently participates in the ESPP.

     Defined Contribution Plan – 401(k) Plan. Fulton maintains a qualified defined contribution plan (the “Profit Sharing Plan”). Through December 31, 2007, employer contributions were based on a formula providing for an amount not to exceed 15% of each eligible employee’s annual salary (10% for employees hired subsequent to January 1, 1996). All of the Executives participate in the Profit Sharing Plan. Prior to 2007, participants were 100% cliff vested after five years of eligible service. Because of changes in laws and regulations, the Profit Sharing Plan was amended, effective January 1, 2007, to provide for vesting of all participants on a graded vesting schedule resulting in 25% vesting after two years, 50% vesting after three years, 75% vesting after four years and 100% vesting after five years of eligible service. In addition, the Profit Sharing Plan includes a 401(k) feature, which allows employees to defer a portion of their pre-tax salary on an annual basis, with no employer match prior to 2008. Employee contributions under this feature are 100% vested.

     Effective January 1, 2008, the Profit Sharing Plan was re-named the Fulton Financial Corporation 401(k) Retirement Plan and was amended to provide for employer matching contributions that satisfy a non-discrimination “safe-harbor” available to 401(k) retirement plans. This safe-harbor employer matching contribution will be equal to 100% of each dollar a participant elects to contribute to the 401(k) Plan, but the amount of contributions that will be matched by Fulton will be limited to 5% of eligible plan compensation. In addition, certain employees are eligible for an employer profit sharing contribution under the 401(k) Plan, which for 2008 was equal to 5% of a participant’s eligible compensation. Eligibility for this profit sharing contribution is limited to (1) employees hired prior to July 1, 2007, by a Fulton entity that was a 401(k) Plan employer as of June 30, 2007, and who were not excluded from participation under the 401(k) Plan prior to January 1, 2008, because of participation under another qualified retirement plan of their employer, and who further have attained age 21 and completed one year of service for eligibility purposes, and (2) employees who were active participants as of December 31, 2007, in the Fulton Financial Affiliates’ Defined Benefit Pension Plan (the “Affiliates’ Pension Plan”), and who, as of such date, ceased accruing additional benefits because of an amendment to the Affiliates’ Pension Plan freezing additional accruals.

     Deferred Compensation Agreements. Fulton’s nonqualified deferred compensation plans include (1) the Fulton Deferred Compensation Plan, under which officers, directors and advisory board members can elect to defer receipt of fees and select management employees can elect to defer receipt of cash compensation, and (2) a series of essentially identical Supplemental Executive Retirement Plan Agreements entered into with a select group of senior managers, including the Executives, for the purpose of crediting them with full contributions each year equal to the contributions they would have otherwise been eligible to receive under the Fulton 401(k) Plan, if not for the Internal Revenue Code limits on the amount of compensation that can be taken into account under a tax-qualified retirement plan. Fulton’s deferred compensation contributions for the Executives in 2009 are stated in footnote 7 of the “Summary Compensation Table” on page 33. Effective January 1, 2006, the deferred compensation plan accounts of each participant were held and invested under the Fulton Nonqualified Deferred Compensation Benefits Trust with FFA serving as the Trustee. The participants are permitted to individually direct the investment of the deferred amounts into various investment options under the Nonqualified Deferred Compensation Benefits Trust.

     Due to changes made effective January 1, 2008 to the underlying 401(k) Plan, it was necessary to make certain conforming changes to the design of the Deferred Compensation Plan and the Supplemental Executive Retirement Plan Agreements. The Deferred Compensation Plan was amended primarily for the purpose of enabling a participant to receive the employer matching contribution that would have been available under the 401(k) Plan but for the Internal Revenue Code limit on compensation that can be taken into account for the purposes of the employee matching contribution. The Supplemental Executive Retirement Plan Agreements were amended primarily to reflect the changes made to the Fulton employer contribution levels in the 401(k) Plan.

     Defined Benefit Pension Plans. Fulton has not had an historical practice of using defined benefit pension plans to provide employees or the Executives with retirement benefits, but some defined benefit plans have been acquired in different merger transactions over time, and any such acquired plans were continued only for the plan participants. However, none of the Executives participate in the Affiliates’ Pension Plan.

     Survivors’ Benefit Life Insurance and Other Death Benefits. Officers of Fulton and certain of its bank subsidiaries, who had been employed by Fulton for at least five years as of April 1, 1992, are eligible to participate in a survivors' benefit program. This program provides the employee's spouse, in the event of the employee's death prior to retirement, with an annual income equal to the lesser of $25,000 or twenty-five percent of the employee's final annual salary. This benefit is paid from the date of death until the employee's sixty-fifth birthday subject to a minimum of ten annual payments having been made. Messrs. Smith, Wenger, Shreiner and Hill participate in this program because each was hired before April 1, 1992. Mr. Nugent was hired after April 1, 1992 and is not eligible for this benefit. The estates of the participating Executives are also eligible for a two times base salary payment (plus an amount equal to applicable individual income taxes due on such amounts) from Fulton pursuant to individual Death Benefit Agreements between Fulton and each Executive, should the Executive die while actively employed by Fulton. Upon the Executive’s retirement, the post retirement benefit payable upon the individual’s death is reduced to $5,000.

     Health, Dental and Vision Benefits. Fulton offers a comprehensive benefits package for health, dental and vision insurance coverage to all full time employees, including the Executives, their spouses and children. Fulton pays a portion of the premiums for the coverage selected, and the amount paid varies with each health, dental and vision plan. All of the Executives have elected one of the standard employee coverage plans available.

     Retiree Benefit Payments. Fulton does not provide post retirement medical, dental and vision benefits to full time employees of Fulton and its affiliates who were hired or joined Fulton as a result of a merger after December 31, 1997. Employees who were hired or joined prior to January 1, 1998, and who retire on or after the attainment of age sixty-five with at least ten years of full time service, are eligible for post retirement benefits. Post retirement benefits include health insurance coverage plus death benefits. The level of coverage and the cost to the retiree depends on the retiree’s date of retirement and completed years of full time service after attainment of age forty. As a result of their length of service with Fulton, the Executives are eligible to receive these post retirement benefits at an annual cost to the Executive similar to other employees with the same years of service.

     Other Executive Benefits. Fulton provides the Executives with perquisites and other personal benefits that the HR Committee believes are necessary for conducting business, reasonable and consistent with the overall compensation program for the CEO and the other Executives. The 2009 amounts are included in the All Other Income column of the “Summary Compensation Table” on page 33 of this proxy statement. These benefits enable Fulton to attract and retain talented senior officers for key positions, as well as provide the Executives and other senior officers with opportunities to be involved in their communities and directly interact with current and prospective customers of Fulton. The Executives are provided with company owned automobiles, club memberships and other executive benefits consistent with their office and position. Fulton does not have a direct or indirect interest in any corporate aircraft. The Executives travel on commercial aircraft, by train or in vehicles provided by Fulton. In addition, if spouses accompany an Executive when traveling on business or attending a corporate event, Fulton pays the travel and other expenses associated with spousal travel for the Executive. Fulton also includes spousal travel and personal vehicle use as part of the Executive’s reported W-2 income. These items are not “grossed up” by Fulton, and the Executive pays all income taxes on these executive benefit amounts. These payments are also subject to the Fulton Expenditure Policy mandated by the Treasury Rules to prohibit excessive or luxury expenditures or expenditures that are not related to its business operations.

     Employment Agreements

     Fulton believes that a company should provide reasonable severance benefits to employees. These severance arrangements are intended to provide the Executives and other employees with a sense of security in making the commitment to dedicate their professional careers to the success of Fulton. With respect to the Executives, these severance benefits reflect the fact that it may be difficult for them to find comparable employment within a reasonable period of time. For most employees, Fulton has a policy that in general provides for severance benefits to be paid upon a layoff or position elimination. The levels of these benefits for the Executives in the change of control context are discussed below under “Termination Without Cause or for Good Reason - Upon or After a Change in Control.”

     On May 30, 2006, Fulton’s Board of Directors approved, with the recommendation of the HR Committee and the Hay Group, a form of employment agreement to be used for Fulton’s current and future senior executive officers, including its CEO, President, Chief Financial Officer and Senior Executive Vice Presidents (the “Employment Agreements”). Each Executive’s Employment Agreement commenced when the agreement was executed, does not have a specific term of years and continues until terminated. The Employment Agreements provide that the Executive is to receive a base salary, which is set annually, and is entitled to participate in Fulton’s incentive bonus programs as in effect from time to time. The Executive also is entitled to participate in Fulton’s retirement plans, welfare benefit plans and other benefit programs.

     In their Employment Agreements, Messrs. Smith and Nugent have agreed to restrictions on the sharing of confidential information as well as non-competition and non-solicitation covenants for two years. The Employment Agreements with Messrs. Wenger, Shreiner and Hill contain restrictions on the sharing of confidential information as well as non-competition and non-solicitation covenants for one year. The non-competition and non-solicitation covenants will not apply if the Executive leaves for good reason or if the Executive’s employment is terminated without cause, as defined in the Employment Agreements, and further discussed in the “Potential Payments Upon Termination” section on page 39.

     Effective November 12, 2008, the Employment Agreements were amended and restated solely for the purpose of bringing them into compliance with Internal Revenue Code Section 409A. In addition, as a result of Fulton’s CPP participation, the Executives each executed CPP Letter Agreements effective December 23, 2008, which require, among other things, that all Executive bonus and incentive compensation be subject to recovery or “clawback” by Fulton if it is determined that the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. The CPP Letter Agreements also prohibit certain severance payments to the Executives as described above. The tables and narratives under “Potential Payments Upon Termination” on page 39 set forth the potential post termination benefits payable to the Executives under their Employment Agreements, in a lump sum or over a period of time, with any known CPP limitations included, upon certain termination events assuming that the Executive’s employment was terminated as of December 31, 2009. To comply with the Treasury Rules, the Executives and other highly compensated employees, as defined in the Treasury Rules, executed supplemental letter agreements to insure compliance with EESA and the Treasury Rules. The form of the supplemental letter agreement that the Executives signed was filed on a current report on Form 8-K that Fulton filed with the SEC on December 24, 2009.

     Other Elements

     162(m) and Tax Consequences. Although Fulton takes into account deductibility of compensation, tax deductibility is not a primary objective of its compensation programs. Section 162(m) of the Internal Revenue Code disallows the deductibility by Fulton of any compensation over $1 million per year paid to certain employees and the Executives unless certain criteria are satisfied. As a result of Fulton’s CPP participation, this limit is further reduced to $500,000 by the Treasury Rules.

     409A Changes. Section 409A of the Internal Revenue Code, effective January 1, 2005, defines what constitutes a “nonqualified deferred compensation plan,” conditions income tax deferrals under such plans on their compliance with certain distribution, acceleration, election and funding restrictions, and also imposes excise tax and interest penalties for noncompliance. In order to preserve intended tax deferrals and to avoid the imposition of excise taxes and interest penalties, Fulton has identified all such nonqualified deferred compensation plans it maintains and to the extent necessary, timely amended each, to meet the Section 409A requirements, and to alter the administration of each, where necessary, to comply with Section 409A. With respect to the Executives, in particular, the deferred compensation agreements and the Employment Agreements and other agreements summarized above have been amended and restated as of November 12, 2008 for Section 409A compliance.

Discussion of Option Grant Timing. Fulton does not have a formal policy as to when options are granted during the year. However, the HR Committee and Board of Directors historically have met in June of each year to consider and award options to the Executives and other officers. Fulton does not back date options or grant them retroactively, and does not coordinate option grants with the release of positive or negative corporate news. The 2004 Stock Plan does not permit the award of discounted options, the reload of stock options or the re-pricing of stock options. Pursuant to the terms of the 2004 Stock Plan, option prices are determined based on the average of the high and low trading price on the grant date. Historically, Fulton has granted options on or about July 1, as opposed to the date of the June meeting when action is taken by the HR Committee and Board of Directors to grant each award.

     Stock Ownership Guidelines. Fulton believes that broad based stock ownership by directors, officers and employees is an effective method to align the interests of its directors, officers and employees with the interests of its shareholders. In 2009 Fulton adopted Corporate Governance Guidelines that included a formal share ownership guideline for directors and the Executives. Each director is encouraged to own at least $50,000 of Fulton common stock within three years of becoming a director. A similar guideline exists for the Executives, with a recommended amount of share ownership calculated as a portion of, or multiple of, the Executive’s base salary depending upon position. Compliance with the stock ownership guidelines is reviewed annually based on stock ownership and the closing stock price as of December 31 of the prior year. Ownership excludes stock options and unvested restricted stock, but includes all shares beneficially owned and included on the individual’s Form 4’s filed with the SEC, including shares held in retirement accounts, indirect ownership and jointly held shares. Once an Executive or director has achieved the ownership guideline, he or she remains in compliance with the ownership guidelines regardless of changes in base salary or stock price, as long as he or she retains the same number of shares or a higher amount.

     Senior Management Succession. The topic of senior management succession is discussed and reviewed from time to time at Fulton. At the December 2009 HR Committee meeting, senior officers in Fulton’s Human Resources department discussed and reviewed the succession planning processes used by management to identify successors for each Executive at Fulton, middle management at Fulton, senior management at each of Fulton’s bank subsidiaries, and within each division for those banks with divisions.

HR Committee Report

     The HR Committee reviewed and discussed the Compensation Discussion and Analysis with management at their March 1, 2010 and March 15, 2010 meetings and, based on the review and discussions, the HR Committee recommended to the Board of Directors that the Compensation Discussion and Analysis above be included with or incorporated in Fulton's Annual Report on Form 10-K for the year ended December 31, 2009, and the 2010 annual proxy statement, as applicable.

     As described above in the Compensation Discussion and Analysis section, during 2009, the HR Committee, with the assistance of McLagan, reviewed Fulton’s compensation policies and practices for all employees, including the Executives, and determined that the compensation programs in which the Executives participate are not designed in a way that would encourage them to take unnecessary and excessive risks, and that our compensation programs, in general, are not structured in a way that poses unnecessary risks and do not encourage the manipulation of reported earnings to enhance any employee’s compensation.

     In performing its risk review of Fulton’s compensation plans, McLagan provided specific comments to the HR Committee with regard to the Variable Plan and the 2004 Stock Plan, as well as plans across several business lines, including commercial and retail banking, mortgage, trust and brokerage. The specific plans were: Investment & Brokerage Plan, Brokerage Trust Sales Plan, Brokerage New Hire Bonus Plan, Trust Sales Plan, Relationship Management & Portfolio Management Plan, Branch Staff Referral Plan, Mortgage Production Plan, Account Manager Sales Plan, Business Development Sales Compensation Plan and minor compensation plans such as the President’s Award Plan and the Holiday Bonus Plan.

     Following its review of Fulton’s compensation plans, McLagan reported to the HR Committee that: Fulton’s plans do not encourage excessive risk taking beyond Fulton’s ability to effectively identify and manage risk; Fulton’s plans, from a design standpoint, are compatible with effective controls and risk management; Fulton’s plans are supported by strong corporate governance, including active and effective oversight by Fulton’s Board of Directors and committees; Fulton does not have groups of employees who subject Fulton to material amounts of risk; and, Fulton is generally not engaged in complex activities that are more typical of larger, more complex banking organizations.

     McLagan did recommend that the HR Committee take two actions as part of their compensation risk evaluation required by the Treasury Rules. One was to ensure that the control functions used by Fulton to confirm and approve compensation awards are sufficiently independent from line of business managers. The other was to include in the 2010 scorecards for the Executives a separate Risk Management performance factor with a minimum weighting of 25%. The HR Committee has adopted both recommendations.

     In performing its compensation risk evaluation, the HR Committee also met with the senior risk officer regarding the material risks facing Fulton, and talked with human resources personnel about the compensation plans. In addition, the HR Committee considered that the Treasury Rules limit the Executive’s 2009 annual cash incentive awards and 2009 equity awards, that each Executive’s incentive compensation is subject to forfeiture if it is determined that the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, and that awards to the Executives under the Variable Plan and 2004 Stock Plan must be approved by the HR Committee and the Board of Directors.

     Based on the foregoing, the HR Committee concluded that the compensation plans in which the Executives participate do not encourage them to engage in unnecessary and excessive risks that threaten the value of Fulton, that Fulton’s employee compensation programs are not structured in a way that poses unnecessary risks and do not encourage the manipulation of reported earnings to enhance the compensation of any employee, and that Fulton’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Fulton.

     Accordingly, the HR Committee certifies that: (1) in 2009 it has reviewed with the senior risk officer the Fulton Executive compensation plans and has made all reasonable efforts to ensure that these plans do not encourage Fulton’s Executives to take unnecessary and excessive risks that threaten the value of Fulton; (2) it has reviewed with the senior risk officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Fulton; and (3) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Fulton to enhance the compensation of any employee.

Human Resources Committee

Patrick J. Freer, Chair
Dana A. Chryst
Craig A. Dally
George W. Hodges
Donald W. Lesher, Jr.

SUMMARY COMPENSATION TABLE

Name and Principal	Year	Salary 1	Bonus 2	Stock	Option	Non-Equity	Change in	All Other	Total
Position				Awards 3	Awards 4	Incentive	Pension	Compensa-
						Plan	Value and	tion 7
						Compensa-	Non-
						tion 5	qualified
							Deferred
							Compen-
							sation
							Earnings 6
		($)	($)	($)	($)	($)	($)	($)	($)
R. Scott Smith, Jr.	2009	793,742	0	113,569	0	203,595	0	106,700	1,217,606
Chairman and Chief	2008	786,697	0	32,546	17,859	0	0	104,945	942,047
Executive Officer of	2007	763,213	0	0	81,880	0	0	133,718	978,811
Fulton Financial
Corporation

E. Philip Wenger	2009	425,000	0	59,251	0	68,850	0	72,098	625,199
President and Chief	2008	369,231	0	16,980	9,318	0	0	66,768	462,297
Operating Officer of	2007	350,000	0	0	42,720	0	0	79,729	472,449
Fulton Financial
Corporation

Charles J. Nugent	2009	493,400	0	88,879	0	86,592	0	74,517	743,388
Senior Executive Vice	2008	489,939	0	25,471	13,977	0	0	74,758	604,145
President and Chief	2007	478,400	0	0	64,080	0	0	95,655	638,135
Financial Officer of
Fulton Financial
Corporation

James E. Shreiner	2009	327,000	0	59,251	0	51,503	0	55,080	492,834
Senior Executive Vice	2008	322,154	0	16,980	9,318	0	0	49,677	398,129
President of Fulton	2007	306,000	0	0	42,720	0	0	57,625	406,345
Financial Corporation -
Administrative Services

Craig H. Hill 8	2009	227,000	0	59,251	0	36,774	0	39,932	362,957
Senior Executive Vice	2008	222,777	0	16,980	9,318	0	0	47,711	296,786
President of Fulton	2007	-	-	-	-	-	-	-	-
Financial Corporation

____________________

1 Represents the 2007, 2008 and 2009 base salary amounts earned for each of the Executives named in this table. On March 15, 2010 the HR Committee made base salary adjustments effective April 1, 2010 and Fulton set the annual base salaries for Messrs. Smith, Wenger, Nugent, Shreiner and Hill at $813,586, $435,625, $505,735, $335,175 and $232,675, respectively.
2 The HR Committee did not award any bonus payments in 2007, 2008 or 2009 to the Executives.
3 Amounts represent the grant date fair values of the restricted stock awards. There were no restricted stock awards in 2007. There were no forfeitures of restricted stock during 2007, 2008 and 2009 by any of the Executives. The per-share fair value of shares awarded in 2008 and 2009 was $9.965 and $5.27, respectively, which is equal to the average of the high and low trading prices of Fulton stock on July 1, 2008 and July 1, 2009, the date the shares were awarded. The number of 2008 restricted stock shares awarded to Messrs. Smith, Wenger, Nugent, Shreiner and Hill was 3,266, 1,704, 2,556, 1,704 and 1,704, respectively. The number of 2009 restricted stock shares awarded to Messrs. Smith, Wenger, Nugent, Shreiner and Hill was 21,550, 11,243, 16,865, 11,243 and 11,243, respectively.
4 Amounts represent the grant date fair values of the options. The per-option fair value of options granted in 2007 and 2008 was $1.78 and $0.905, respectively. A discussion of the significant assumptions used to determine these fair values can be found in Note M “Stock-Based Compensation Plans and Shareholders’ Equity,” which starts on page 84 in the Notes to Consolidated Financial Statements, located in the Fulton Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2009. The number of 2007 options granted to Messrs. Smith, Wenger, Nugent and Shreiner was 46,000, 24,000, 36,000 and 24,000, respectively. The number of 2008 options granted to

Messrs. Smith, Wenger, Nugent, Shreiner and Hill was 19,734, 10,296, 15,444, 10,296 and 10,296, respectively. There were no option awards in 2009 because the Treasury Rules prohibited Fulton from making any option awards to the Executives. There were no forfeitures of options during 2007, 2008 and 2009 by any of the Executives.
5 Amounts listed for 2009 are prorated awards approved by the HR Committee on March 15, 2010 for 2009 performance pursuant to Fulton’s Variable Plan. The Executive awards were for performance at or above target amounts under the Variable Plan. The initial awards for Messrs. Smith, Wenger, Nugent, Shreiner and Hill were $452,433, $153,000, $192,426, $114,450 and $81,720, respectively. However, the 2009 awards were reduced by approximately 55% to reflect the portion of the 2009 performance period occurring after June 15, 2009 as required by the Treasury Rules. These amounts will be accrued but not paid by Fulton and the Executives will not receive these Variable Plan awards until after Fulton has repaid the CPP Funds or until the Executive is no longer prohibited from receiving the award, as described under “Emergency Economic Stabilization Act of 2008 and Regulations” on page 18. No Non-Equity Incentive Plan Compensation cash payments were paid to the Executives for 2007 and 2008 because Fulton did not achieve its 2007 and 2008 performance thresholds established for the Variable Plan.
6 Fulton has determined that the Executives did not receive above-market earnings on their nonqualified deferred compensation accounts and therefore such earnings are not required to be reported in this table column for 2007, 2008 and 2009. All participants in the nonqualified deferred compensation plan, which also includes senior managers other than the Executives, are permitted to select various investment options listed in footnote 2 of the “Nonqualified Deferred Compensation Table” on page 39. The rate of return for an individual participant’s account is based on the performance of the various standard investment options selected by each participant.
7 All Other Compensation includes Fulton’s payments for Qualified Profit Sharing Plan Contributions, Qualified Employer Matching Contributions, Nonqualified Profit Sharing Plan Contributions, Nonqualified Employer Matching Contributions, club membership fees, use of company provided automobiles and certain travel expenses where spouses traveled with the executives and attended Fulton events. Amounts are subject to the Treasury Rules and Fulton’s Expenditure Policy. The methodology to calculate the aggregate incremental cost of perquisites and other personal benefits was to use the amount disbursed for the items. Where a benefit involved assets owned by Fulton, an estimate of the incremental cost was used. For 2009, amounts for vehicles include the cost of related items attributed to the company provided vehicle including depreciation, gasoline, maintenance and an insurance premium estimate of $903 for each vehicle on Fulton’s corporate auto policy. The “Other Perquisites” column includes spousal travel, employee service awards paid to all employees for achieving certain years of service and other small benefits that individually are less than ten percent of all perquisites received by the Executive. The breakdown and total of all other compensation for each Executive for 2007, 2008 and 2009 is shown in the table below:

Name	Year	Qualified	Nonqualified	Club	Use of	Other	Total All
		Retirement	Retirement	Memberships	Company	Perquisites	Other
		Plan Company	Plan Company		Provided		Compensation
		Contribution	Contribution		Automobiles
		($)	($)	($)	($)	($)	($)
R. Scott Smith, Jr.	2009	24,500	54,874	12,026	14,888	412	106,700
	2008	23,000	55,713	11,206	11,324	3,702	104,945
	2007	33,750	80,732	10,562	7,158	1,516	133,718
E. Philip Wenger	2009	24,500	18,000	14,685	14,585	328	72,098
	2008	23,000	13,923	14,178	14,911	756	66,768
	2007	33,750	18,750	14,090	12,001	1,138	79,729
Charles J. Nugent	2009	24,500	24,840	13,101	11,634	442	74,517
	2008	23,000	25,994	12,358	10,239	3,167	74,758
	2007	33,750	38,010	11,096	12,583	216	95,655
James E. Shreiner	2009	24,500	8,200	9,552	12,828	0	55,080
	2008	23,000	9,215	9,128	7,910	424	49,677
	2007	33,750	12,150	8,251	3,016	458	57,625
Craig H. Hill	2009	22,700	0	13,101	4,065	66	39,932
	2008	19,623	0	12,303	14,248	1,537	47,711
	2007	-	-	-	-	-	-

8 In 2008, Mr. Hill replaced Mr. Richard J. Ashby, Jr. in this Proxy Statement as a named executive officer. Mr. Ashby retired as an executive officer of Fulton effective March 28, 2008. Only 2008 and 2009 data is provided for Mr. Hill.

GRANTS OF PLAN BASED AWARDS

Name	Grant	Approval	Estimated Future or Possible			Estimated Future or			All Other	All Other	Exercise	Closing	Grant
	Date1	Date2	Payouts Under Non-Equity			Possible Payouts Under			Stock	Option	or Base	Price on	Date Fair
			Incentive Plan Awards3			Equity Incentive Plan			Awards:	Awards:	Price of	Grant	Value of
						Awards			Number	Number of	Option	Date6	Stock and
			Thresh-	Target	Maxi-	Thresh-	Target	Maxi-	of Shares	Securities	Awards		Option
			old		mum	old		mum	of Stock	Underlying			Awards 7
									or Units 4	Options5
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)	($)
R. Scott Smith, Jr.	7/1/2009	6/16/2009	-	-	-	-	-	-	21,550	-	-	5.28	113,569
R. Scott Smith, Jr.	-	3/15/2010	198,436	396,871	793,742	-	-	-	-	-	-	-	-
E. Philip Wenger	7/1/2009	6/16/2009	-	-	-	-	-	-	11,243	-	-	5.28	59,251
E. Philip Wenger	-	3/15/2010	65,625	131,250	225,000	-	-	-	-	-	-	-	-
Charles J. Nugent	7/1/2009	6/16/2009	-	-	-	-	-	-	16,865	-	-	5.28	88,879
Charles J. Nugent	-	3/15/2010	86,345	172,690	296,040	-	-	-	-	-	-	-	-
James E. Shreiner	7/1/2009	6/16/2009	-	-	-	-	-	-	11,243	-	-	5.28	59,251
James E. Shreiner	-	3/15/2010	57,225	114,450	196,200	-	-	-	-	-	-	-	-
Craig H. Hill.	7/1/2009	6/16/2009	-	-	-	-	-	-	11,243	-	-	5.28	59,251
Craig H. Hill.	-	3/15/2010	39,725	79,450	136,200	-	-	-	-	-	-	-	-

____________________
1 Grants to the Executives in this table include a July 1, 2009 restricted stock award and a Variable Plan award for 2009 performance.
2 Fulton approved the 2008 restricted stock awards at the June 2009 HR Committee and Board meetings, with a future grant date of July 1, 2009. The low trading, high trading, closing, and average of high/low trading prices of Fulton stock on June 16, 2009 were $5.29, $5.42, $5.30 and $5.355, respectively.
3 The Executives were eligible to receive a cash bonus award for 2009 under the Variable Plan that is discussed on page 23. The HR Committee determined at its March 15, 2010 meeting that Fulton achieved the 2009 performance threshold established for the Variable Plan and the Executives achieved certain goals as discussed on page 25, therefore, Non-Equity Incentive Plan Compensation was awarded based on award percentages determined by the HR Committee. However, the Treasury Rules required a reduction of the Variable Plan awards by approximately 55% and the award amounts and details are further described in note 5 in the Summary Compensation Table on page 33.
4 Restricted shares awarded pursuant to the 2004 Stock Plan on July 1, 2009 shall vest upon the later to occur of: (i) a cliff vesting three years after the date of the grant; or (ii) such time as, and to the extent that, Fulton and the Executive have satisfied all the applicable requirements for partial or full vesting provided by EESA and the Treasury Rules, which includes repayment of CPP Funds.
5 The Executive did not receive any options for 2009 performance.
6 Closing price of Fulton stock was $5.30 on the June 16, 2009 approval date.
7 Statement 123R Fair Value of restricted shares awarded for 2009 performance based on the July 1, 2009 fair value per share value was $5.27. There can be no assurance that the Executives will realize the amounts listed in the future.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards1					Stock Awards 2
Name	Number	Number of	Equity	Option	Option	Number of	Market	Equity	Equity
	of	Securities	Incentive	Exercise	Expiration	Shares or	Value of	Incentive	Incentive
	Securities	Underlying	Plan Awards:	Price	Date	Units of	Shares or	Plan	Plan Awards:
	Underlying	Unexercised	Number of	($)		Stock That	Units of	Awards:	Market or
	Unexercised	Options	Securities			Have Not	Stock That	Number of	Payout Value
	Options	(#)	Underlying			Vested	Have Not	Unearned	of Unearned
	(#)	Unexercisable	Unexercised			(#)	Vested	Shares,	Shares, Units
	Exercisable	3	Unearned			4	($)	Units or	or Other
			Options				5	Other	Rights That
			(#)					Rights That	Have Not
								Have Not	Vested
								Vested	($)
								(#)
R. Scott Smith, Jr.	30,580	0	0	10.38	6/30/2010	-	-	-	-
R. Scott Smith, Jr.	41,603	0	0	11.32	6/30/2011	-	-	-	-
R. Scott Smith, Jr.	41,530	0	0	13.35	6/30/2012	-	-	-	-
R. Scott Smith, Jr.	41,344	0	0	14.44	6/30/2013	-	-	-	-
R. Scott Smith, Jr.	72,189	0	0	15.38	6/30/2014	-	-	-	-
R. Scott Smith, Jr.	65,625	0	0	17.12	6/30/2015	-	-	-	-
R. Scott Smith, Jr.	46,000	0	0	15.89	6/30/2016	-	-	-	-
R. Scott Smith, Jr.	0	46,000	0	14.415	6/30/2017	-	-	-	-
R. Scott Smith, Jr.	6,578	13,156	0	9.965	6/30/2018	-	-	-	-
R. Scott Smith, Jr.	-	-	-	-	-	25,054	218,471	0	0
E. Philip Wenger	13,295	0	0	10.38	6/30/2010	-	-	-	-
E. Philip Wenger	18,090	0	0	11.32	6/30/2011	-	-	-	-
E. Philip Wenger	19,898	0	0	13.35	6/30/2012	-	-	-	-
E. Philip Wenger	20,673	0	0	14.44	6/30/2013	-	-	-	-
E. Philip Wenger	45,939	0	0	15.38	6/30/2014	-	-	-	-
E. Philip Wenger	40,687	0	0	17.12	6/30/2015	-	-	-	-
E. Philip Wenger	24,000	0	0	15.89	6/30/2016	-	-	-	-
E. Philip Wenger	0	24,000	0	14.415	6/30/2017	-	-	-	-
E. Philip Wenger	3,432	6,864	0	9.965	6/30/2018	-	-	-	-
E. Philip Wenger	-	-	-	-	-	13,071	113,979	0	0
Charles J. Nugent	28,679	0	0	10.38	6/30/2010	-	-	-	-
Charles J. Nugent	35,815	0	0	11.32	6/30/2011	-	-	-	-
Charles J. Nugent	35,742	0	0	13.35	6/30/2012	-	-	-	-
Charles J. Nugent	35,832	0	0	14.44	6/30/2013	-	-	-	-
Charles J. Nugent	63,001	0	0	15.38	6/30/2014	-	-	-	-
Charles J. Nugent	56,437	0	0	17.12	6/30/2015	-	-	-	-
Charles J. Nugent	36,000	0	0	15.89	6/30/2016	-	-	-	-
Charles J. Nugent	0	36,000	0	14.415	6/30/2017	-	-	-	-
Charles J. Nugent	5,148	10,296	0	9.965	6/30/2018	-	-	-	-

Charles J. Nugent	-	-	-	-	-	19,607	170,973	0	0
James E. Shreiner	16,333	0	0	10.38	6/30/2010	-	-	-	-
James E. Shreiner	20,260	0	0	11.32	6/30/2011	-	-	-	-
James E. Shreiner	21,706	0	0	13.35	6/30/2012	-	-	-	-
James E. Shreiner	20,673	0	0	14.44	6/30/2013	-	-	-	-
James E. Shreiner	45,939	0	0	15.38	6/30/2014	-	-	-	-
James E. Shreiner	40,687	0	0	17.12	6/30/2015	-	-	-	-
James E. Shreiner	24,000	0	0	15.89	6/30/2016	-	-	-	-
James E. Shreiner	0	24,000	0	14.415	6/30/2017	-	-	-	-
James E. Shreiner	3,432	6,864	0	9.965	6/30/2018	-	-	-	-
James E. Shreiner	-	-	-	-	-	13,071	113,979	0	0
Craig H. Hill	9,497	0	0	10.38	6/30/2010	-	-	-	-
Craig H. Hill	11,758	0	0	11.32	6/30/2011	-	-	-	-
Craig H. Hill	9,407	0	0	13.35	6/30/2012	-	-	-	-
Craig H. Hill	9,648	0	0	14.44	6/30/2013	-	-	-	-
Craig H. Hill	19,689	0	0	15.38	6/30/2014	-	-	-	-
Craig H. Hill	21,000	0	0	17.12	6/30/2015	-	-	-	-
Craig H. Hill	24,000	0	0	15.89	6/30/2016	-	-	-	-
Craig H. Hill	0	24,000	0	14.415	6/30/2017	-	-	-	-
Craig H. Hill	3,432	6,864	0	9.965	6/30/2018	-	-	-	-
Craig H. Hill	-	-	-	-	-	13,071	113,979	0	0

____________________
1 The number of securities underlying the options and the option exercise price has been adjusted for stock dividends and stock splits, if any, that have occurred since the option grant date.
2 Restricted stock awards listed were granted July 1, 2008 and July 1, 2009. Pursuant to the 2004 Stock Plan, dividends paid by Fulton on restricted stock awards are reinvested and subject to the same restrictions of the original award. Therefore, the number of securities underlying the restricted stock awards has been adjusted as of December 31, 2009 for dividends that have occurred since the grant date. As of December 31, 2009, the July 1, 2008 awards to Messrs. Smith, Wenger, Nugent, Shreiner and Hill were 3,417, 1,783, 2,674, 1,783 and 1,783, respectively, and the July 1, 2009 awards to Messrs. Smith, Wenger, Nugent, Shreiner and Hill were 21,637, 11,288, 16,933, 11,288 and 11,288, respectively.
3 Options with an expiration date of June 30, 2017 will vest July 1, 2010, and options with an expiration date of June 30, 2018 vest as follows: one third on July 1, 2009, one third on July 1, 2010 and the remaining options will vest on July 1, 2011.
4 The 2008 restricted stock awards will cliff vest on of July 1, 2011 and the 2009 restricted stock awards are subject to the requirements and limitations contained in EESA and the Treasury Rules and shall vest upon the later to occur of: (i) a cliff vesting on July 1, 2012; or (ii) such time as, and to the extent that, Fulton and the reporting person have satisfied all the applicable requirements for partial or full vesting provided by EESA and the Treasury Rules.
5 Market value of restricted shares is based on the December 31, 2009 closing price of $8.72.

OPTION EXERCISES AND STOCK VESTED 1

	Option Awards		Stock Awards
Name	Number of	Value Realized	Number of	Value Realized
	Shares	on Exercise	Shares	on Vesting
	Acquired		Acquired
	on Exercise		on Vesting
	(#)	($)	(#)	($)
R. Scott Smith, Jr.	0	0	0	0
E. Philip Wenger	0	0	0	0
Charles J. Nugent	0	0	0	0
James E. Shreiner	0	0	0	0
Craig H. Hill	0	0	0	0

____________________
1 The Executives did not exercise any options or receive any stock as the result of vesting during 2009.

PENSION BENEFITS 1

Name	Plan Name	Number of Years	Present	Payments During
		Credited Service	Value of Accumulated	Last Fiscal Year
Benefit
		(#)	($)	($)
R. Scott Smith, Jr.	NA	-	-	-
E. Philip Wenger	NA	-	-	-
Charles J. Nugent	NA	-	-	-
James E. Shreiner	NA	-	-	-
Craig H. Hill	NA	-	-	-

____________________
1 In 2009, none of the Executives participated in or had an account balance in any qualified or nonqualified defined benefit plans sponsored by Fulton or any Fulton affiliate bank.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive	Registrant	Aggregate Earnings	Aggregate	Aggregate Balance
	Contributions in Last	Contributions in Last	in Last FY 2	Withdrawals/	at Last FYE 3
	FY	FY 1		Distributions
	($)	($)	($)	($)	($)
R. Scott Smith, Jr.	27,437	54,874	152,921	0	736,898
E. Philip Wenger	9,000	18,000	9,494	0	103,798
Charles J. Nugent	12,420	24,840	52,438	0	341,645
James E. Shreiner	4,100	8,200	18,847	0	69,190
Craig H. Hill4	0	0	0	0	0

____________________
1 Fulton’s contributions toward nonqualified deferred compensation for each of the Executives are listed in this column. See the table contained in footnote 7 of the Summary Compensation Table on page 33. Amounts listed as registrant contributions in this Nonqualified Deferred Compensation Table are also included as part of the Executives’ “Total All Other Compensation” in the Summary Compensation Table. 2009 contributions were credited to each of the Executive’s accounts in January 2010.
2 The Executives direct the investment of their nonqualified deferred compensation contributions into various standard investment options offered from a set menu of investment funds. In 2009, the available investment funds included Goldman Sachs Fin'l Institutional Money Market Fund #474 (FSMXX), Goldman Sachs Fin'l Square Government Fund #465 (FGTXX), Goldman Sachs Core Fixed Income Institutional (GSFIX), Federated Total Return Bond Fund (FTRBX), Vanguard Windsor II - Admiral Shares (VWNAX), T. Rowe Price Growth Stock (PRGFX), Vanguard 500 Index Fund (VFINX), Goldman Sachs Growth Opportunities I (GGOIX), Vanguard Small Cap Index Blend (NAESX), Fidelity Adv Small Cap I (FSCIX) and Fidelity Adv Diversified International I (FDVIX). The Executives may change their individual elections by completing a new election form. A discussion of the Deferred Compensation Agreements and Defined Benefit Pension Plans is included on page 28 and 29.
3 Balances include the 2009 contributions made by Fulton and credited to the Executives’ accounts in January 2010.
4 Mr. Hill did not have a Nonqualified Deferred Compensation account in 2009.

POTENTIAL PAYMENTS UPON TERMINATION

     The following is a summary with respect to potential payment to the Executives under their respective Employment Agreements upon certain termination events and assumptions as of December 31, 2009. These arrangements, the elements of compensation and the Employment Agreements are also discussed in the Compensation Discussion and Analysis above. Certain payments to the Executives upon termination are limited by the Treasury Rules as discussed in more detail in the section titled “Emergency Economic Stabilization Act of 2008 and Regulations” on page 18.

     Voluntary Termination. In the event an Executive's employment is voluntarily terminated by the Executive other than for “Good Reason,” Fulton’s obligations are limited to the payment of the Executive's base salary through the effective date of the Executive's termination date, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plans. No other payments are required. Good Reason is defined in the Employment Agreements to include a breach by Fulton of its material obligations without remedy, a significant change in the Executive’s authority, duties, compensation or benefits, or a relocation of the Executive outside a certain distance from where he previously was based.

     Termination For Cause. If an Executive's employment is terminated for “Cause,” Fulton is not obligated to make any further payments to the Executive under the Employment Agreement, other than amounts (including salary, expense reimbursement, etc.) accrued under the Employment Agreements as of the date of such termination. Cause is defined in the Employment Agreement to include an act of dishonesty constituting a felony, use of alcohol or other drugs which interferes with the performance by the Executive of the Executive’s duties, intentional refusal by the Executive to perform duties, or conduct that brings public discredit on or injures the reputation of the Corporation.

     Termination Without Cause or for Good Reason - Before a Change in Control. If an Executive terminates the Executive’s employment for Good Reason or his employment is terminated by Fulton “Without Cause,” defined in the Employment Agreement to include any reason other than for Cause, the Executive is entitled to receive his base salary for a specified period of time and, in the sole discretion of Fulton, the Executive also may receive an additional cash bonus. For Messrs. Smith and Nugent, the specified period of time is two years. For the other Executives, that period is one year. After a termination Without Cause or for Good Reason, the Executive also would continue to participate in employee health and other benefit plans for which the Executive is eligible during the specified time period. If the Executive is not eligible to continue to participate in any employee benefit plan, the Executive will be compensated on an annual basis for such plan at Fulton’s cost plus a gross up for any taxes applicable thereto.

     However, assuming that each Executive's employment was terminated Without Cause or for Good Reason as of December 31, 2009, the Executives would have not received any severance payments under their Employment Agreements as described above because the CPP Letter Agreements signed by the Executives in 2008 and the supplemental letter agreements signed by the Executives in 2009 prohibit the above described severance payments in accordance with the Treasury Rules during the period Fulton remains a participant in CPP.

     Termination Without Cause or for Good Reason - Upon or After a Change in Control. The Executives and other employees have built Fulton into the successful enterprise that it is today, and Fulton believes that it is important to protect them in the event of a “Change in Control.” Further, Fulton believes that the interests of shareholders will be best served if the interests of the Executives are aligned with them, and providing Change in Control benefits should eliminate or mitigate any reluctance of the Executives to pursue potential Change in Control transactions that may be in the best interests of shareholders. Based on the recommendations and review of typical Change in Control provisions offered by peers performed by the Hay Group in 2006, Fulton believes that the potential Change in Control benefits it offers are typical for the financial services industry and reasonable relative to the overall value of Fulton.

     A Change in Control is defined in the Employment Agreements to include the acquisition of the beneficial ownership of more than fifty percent of the total fair market value or voting power of the stock of Fulton by any one person or group of persons acting in concert, a change in the composition of the Board of Fulton during any period of twelve consecutive months such that a majority of the Board is replaced by directors whose appointment was not endorsed by a majority of the Board before such appointment or election, the acquisition by any person or group of persons acting in concert during any twelve month period of thirty percent or more of the total voting power of the stock of Fulton or of forty percent or more of the total assets (on a gross fair value basis) of Fulton. If, during the period beginning ninety days before a Change in Control and ending two years after such Change in Control, an Executive is terminated by Fulton Without Cause or an Executive resigns for Good Reason, Fulton is required to pay the Executive a multiple of the sum of the Executive’s: (i) annual base salary immediately before the Change in Control; and (ii) the highest annual cash bonus or other incentive compensation awarded over the prior three years. The Executive also is entitled to receive: (i) an amount equal to that portion of Fulton’s retirement plan, 401(k) plan or deferred compensation plan contributions for the Executive which were not vested, plus the amount of any federal, state or local income taxes due on such amount; (ii) payment of up to $10,000 for outplacement services; and (iii) continuation of other employee benefits to the same extent provided to employees generally for the multiple period. The HR Committee set the Change in Control payment multiple at three years in the Employment Agreements for Messrs. Smith and Nugent because this was the multiple used in their prior severance agreements. For Messrs. Wenger, Shreiner and Hill, the HR Committee set the multiple at two years.

     The Employment Agreements provide that, in the event any payment or distribution by Fulton to or for the benefit of an Executive would be subject to excise tax as a Golden Parachute, the Executive will be entitled to receive an additional payment equal to the total excise tax imposed. The determination that a “gross up” payment is required and its amount is to be made by an accounting firm, and Fulton is responsible for the accounting firm's fees and expenses. The Hay Group advised the HR Committee that this “gross up provision”

has become a typical provision in such agreements. In keeping with Fulton’s objectives to offer a competitive contract, this provision was included in the Employment Agreements for all of the Executives. Generally, the 2004 Stock Plan provides for vesting of restricted shares upon a Change in Control, disability or death of an Executive.

     However, assuming that, as of December 31, 2009, each Executive’s employment was terminated upon or after a Change in Control, Without Cause or for Good Reason, the Executives would have not received any severance payments under their Employment Agreements described above because the CPP Letter Agreements signed by the Executives in 2008 and the supplemental letter agreements signed by the Executives in 2009 prohibit the above described severance payments in accordance with the Treasury Rules during the period Fulton remains a participant in CPP.

     Retirement. In the event an Executive terminates his employment due to retirement upon attaining age sixty-five, Fulton is obligated to pay the Executive's base salary through the effective date of the Executive's retirement, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plans. Fulton would have no further obligation under the Employment Agreement; however, assuming that each Executive attained the age of sixty-five and retired December 31, 2009, each would have received a lump sum payment of $25 for each year of service, a payment made to all retiring employees, plus each would have received retiree health benefits, as a supplement to the Executives’ Medicare benefits at sixty-five, at an annual estimated cost to Fulton of approximately $1,500.

     In the event an Executive terminates employment due to retirement upon attaining age sixty, and the Executive has ten or more years of consecutive service with Fulton, subject to the Treasury Rules, unvested options and restricted shares awarded under Fulton’s option plans would automatically vest as a result of the Executive’s retirement. Assuming that all the Executives attained the age of sixty and retired December 31, 2009, their individual unvested options would not have had any value because they have option exercise prices above the $8.72 closing price of Fulton common stock on December 31, 2009. However, the Executives would have two years from the date of retirement to exercise the options in accordance with the terms of the awards. The value of the restricted shares that would vest upon retirement is shown in the “Outstanding Equity Awards at Fiscal Year-End Table” on page 36, subject to the Treasury Rules.

     Disability. Following an Executive's “Disability,” defined in the Employment Agreements to be a medically determinable physical or medical impairment that is expected to result in death or to last for at least twelve months, and that either renders the Executive unable to engage in any substantial gainful activity or qualifies the Executive for benefits under a Fulton disability plan, the employment of the Executive would terminate automatically, in which event Fulton is not thereafter obligated to make any further payments under the Employment Agreement, other than amounts (including salary, expense reimbursement, etc.) accrued as of the date of such termination, plus an amount equal to at least six months' base salary in effect immediately prior to the date of the Disability. After this six month salary continuation period, for as long as the Executive continues to be disabled, Fulton will continue to pay the Executive at least 60% of the base salary until the earlier of the Executive’s death or December 31 of the calendar year in which the Executive attains age sixty-five. To the extent it does not duplicate benefits already being provided, an Executive will also receive those benefits customarily provided by Fulton to disabled former employees, which benefits shall include, but are not limited to, life, medical, health, accident insurance and a survivor's income benefit. Assuming that each Executive was disabled as of December 31, 2009, that the Treasury Rules did not limit these payments and the Disability lasted 18 months, each Executive would have received the following disability benefits:

Name	Salary	Disability Payments	Estimated Health	Value of Restricted	Total Disability
	First Six Months	for 12 Months	Benefits for 18	Stock Vesting	Payment to
			Months		Executive
	($)	($)	($)	($)	($)
R. Scott Smith, Jr.	396,871	476,245	18,000	218,471	1,109,587
E. Philip Wenger	212,500	255,000	18,000	113,979	599,479
Charles J. Nugent	246,700	296,040	18,000	170,973	731,713
James E. Shreiner	163,500	196,200	18,000	113,979	491,679
Craig H. Hill	113,500	136,200	18,000	113,979	381,679

     Death. In the event of a termination of employment as a result of an Executive's death, the Executive's dependents, beneficiaries or estate, as the case may be, would receive such survivor's income and other benefits as they may be entitled to under the terms of Fulton’s benefit programs, which includes the minimum $25,000 per year Survivors Benefit Life Insurance for ten years and the twice base salary amount plus tax under the Death Benefit Agreement described above. Mr. Nugent is not eligible to receive the Survivors Benefit Life Insurance Payment because he was hired after the plan eligibility date, but assuming that each Executive died as of December 31, 2009 and that the Treasury Rules did not limit these payments, each of the Executive’s estates or beneficiaries would have received the following payments and benefits:

Name	Survivors Benefit	Death Benefit	Estimated Death	Value of Restricted	Total Payment to
	Life Insurance	Agreement	Benefit Tax Gross	Stock Vesting	Executive’s Estate
	Payment	Payment	Up		Upon Death
	($)	($)	($)	($)	($)
R. Scott Smith, Jr.	250,000	1,587,484	1,081,453	218,471	3,137,408
E. Philip Wenger	250,000	850,000	579,052	113,979	1,793,031
Charles J. Nugent	0	986,800	672,245	170,973	1,830,018
James E. Shreiner	250,000	654,000	445,529	113,979	1,463,508
Craig H. Hill	250,000	454,000	309,282	113,979	1,127,261

     Compensation of Directors

     Each member of the Board of Directors of Fulton is paid a retainer fee and meeting fees for his or her services as a director, except that no fee is paid to any director who is also a salaried officer of Fulton or one of its affiliate banks or subsidiaries. Thus, Messrs. Smith and Wenger did not receive any director fees in 2009 for serving as a member of the Board of Directors. Non-employee directors receive a quarterly retainer of $8,750. Non-employee directors are also paid a fee of $2,000 for each Board of Directors meeting attended and $1,000 for each committee meeting attended on non-board meeting day, except where the committee meeting is held the day before a Board meeting attended by the director. Directors are paid $2,000 for any special Board of Directors meeting attended. The chairperson of the Audit Committee is paid a quarterly fee of $2,500, and the chairpersons of the Executive Committee and the HR Committee are paid a quarterly fee of $625. Directors are also paid $1,000 for attendance at Fulton sponsored educational seminars, but these seminars are not included for purposes of calculating director attendance rates since they are a voluntary activity. Fulton also reimburses directors for certain expenses incurred in the performance of their service as directors of Fulton. Certain directors have elected to participate in the Fulton Deferred Compensation Plan, under which a director may elect not to receive the normal director's fees when earned, but instead, to receive them, together with interest, in a lump sum or in installments over a period of up to twenty (20) years following retirement. The only current non-management Fulton directors who have previously established accounts to defer fees or had balances from prior years during 2009 are Directors Albertson, Bond and Chryst. Certain Fulton directors also serve on the boards of various Fulton subsidiary banks, or other Fulton affiliate boards, and the directors are compensated with a retainer, meeting fees or both a retainer and meeting fees for their service on each of the individual boards.

DIRECTOR COMPENSATION

Name 1	Fees	Stock	Option	Non-Equity	Change in Pension	All Other	Total
	Earned or	Awards	Awards	Incentive Plan	Value and	Compensation 2
	Paid in			Compensation	Nonqualified
	Cash				Deferred
					Compensation
					Earnings
	($)	($)	($)	($)	($)	($)	($)
Jeffrey G. Albertson	55,000	0	0	0	0	10,0003	65,000
John M. Bond	52,000	0	0 4	0	0	10,0005	62,000
Donald M. Bowman, Jr.	55,000	0	0	0	0	8,5006	63,500
Dana A. Chryst	53,000	0	0	0	0	12,0007	65,000
Craig A. Dally	52,000	0	0	0	0	10,0008	62,000
Patrick J. Freer	60,500	0	0	0	0	0	60,500
Rufus A. Fulton Jr.	52,000	0	0	0	0	16,4189	68,418
George W. Hodges	68,000	0	0	0	0	0	68,000
Carolyn R. Holleran 10	53,000	0	0	0	0	6,00011	59,000
Willem Kooyker	51,000	0	0	0	0	0	51,000
Donald W. Lesher Jr.	60,500	0	0	0	0	0	60,500
Abraham S. Opatut 12	24,500	0	0	0	0	6,33313	30,833
John O. Shirk	56,000	0	0	0	0	12,00014	68,000
Gary A. Stewart	58,000	0	0	0	0	0	58,000

____________________
1 Directors listed represent all the non-management directors of Fulton during 2009. Mr. Smith and Mr. Wenger, who were compensated as officers of Fulton, did not receive any additional compensation for their service as a director of Fulton.
2 Unless otherwise noted, excludes perquisites and other personal benefits with an aggregate value of less than $10,000. Fulton’s methodology to calculate the aggregate incremental cost of perquisites and other personal benefits was to use the amount disbursed for the item. Where a benefit involved assets owned by Fulton, an estimate of the incremental cost was used.
3 Represents the annual retainer fee Mr. Albertson received for service on the Board of Directors of The Bank.
4 Fulton directors did not receive options as part of their 2009 compensation; however, as of December 31, 2009, Mr. Bond had 164,657 options exercisable that previously were awarded to him by Columbia Bancorp, which was acquired by Fulton in February 2006.
5 Represents the annual retainer fee Mr. Bond received for service as a director of The Columbia Bank.
6 Represents the annual retainer fee Mr. Bowman received for service on the Board of Directors of Hagerstown Trust Company and The Columbia Bank.
7 Represents the annual retainer fee Ms. Chryst received for service on the Board of Directors of Fulton Bank.
8 Represents the annual retainer fee Mr. Dally received for service on the Board of Directors of Lafayette Ambassador Bank.
9 Includes $11,666 for club fees, $2,340 office use and $2,599 for other perquisites that are individually less that ten percent of the total perquisites received by Mr. Fulton in 2009.
10 Mrs. Holleran retired as a director of Fulton effective December 31, 2009.
11 Represents the annual retainer fee Mrs. Holleran received for service on the Regional Board of the Fulton Bank Great Valley Division.
12 Mr. Opatut resigned as a director of Fulton effective June 16, 2009.
13 Represents a prorated $10,000 annual retainer fee Mr. Opatut received for service on the Board of Directors of The Bank plus additional fees for service as Chairman of the First Washington Division Board.
14 Represents the annual retainer fee Mr. Shirk received for service on the Board of Directors of Fulton Bank.

A NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED
EXECUTIVE OFFICERS – PROPOSAL TWO

     Fulton, in conjunction with its participation in the CPP, and as required by EESA and the Treasury Rules, is providing its shareholders with the opportunity to vote on an advisory (non-binding) resolution at this year’s Annual Meeting to approve Fulton’s executive compensation as described in the Compensation Discussion and Analysis, the tabular disclosures of the named executive officers’ compensation (“Compensation Tables”), and other related information in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse Fulton’s Executive pay program. Because the stockholder vote is not binding, the outcome of the vote may not be construed as overruling any decision by Fulton’s Board of Directors or HR Committee regarding executive compensation.

     As further described in the “Compensation Discussion and Analysis” section of this proxy statement starting on page 16 Fulton’s executive compensation philosophy and program are intended to achieve three objectives: align interests of the Executives with shareholder interests; link more of the Executives’ pay to performance; and attract, motivate and retain executive talent. Fulton’s Executive compensation program currently provides a mix of base salary, incentive bonus, equity based plans, retirement plans, health plans and other benefits. Fulton believes that its compensation program, policies and procedures are reasonable and appropriate and compare favorably with the compensation programs, policies and procedures of its peers.

     The Board recommends that shareholders, in a non-binding proposal, vote “FOR” the following resolution:

     “RESOLVED that the shareholders approve the compensation of the named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the Compensation Tables and any related material contained in the Proxy Statement.”

     Approval of the non-binding resolution to approve the compensation of the named executive officers would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the proposal is approved.

     Because your vote is advisory, it will not be binding upon Fulton. However, Fulton’s HR Committee will take into account the outcome of the vote when considering future Executive compensation arrangements, but no determination has been made as to what action the HR Committee might take if shareholders do not approve this advisory proposal.

Recommendation of the Board of Directors

     The Board of Directors recommends that the shareholders vote FOR the non-binding resolution to approve the compensation of the named executive officers.

INFORMATION CONCERNING DIRECTORS

Meetings and Committees of the Board of Directors

     The Board of Directors of Fulton has a standing Audit Committee, Executive Committee, HR Committee, Nominating and Corporate Governance Committee and Risk Management Committee. The following table represents the membership on each Fulton committee as of the date of this proxy statement:

	Audit	Executive	Human	Nominating and	Risk
			Resources	Corporate	Management
Governance
Jeffrey G. Albertson					Member
John M. Bond, Jr.*					Member
Donald M. Bowman, Jr.*		Member			Member
Dana A. Chryst*			Member	Chair
Craig A. Dally*			Member	Vice Chair
Patrick J. Freer*	Member	Member	Chair
Rufus A. Fulton, Jr.*					Chair
George W. Hodges **	Chair	Chair	Member
Willem Kooyker **	Member	Member			Vice Chair
Donald W. Lesher, Jr.*	Vice Chair		Member
John O. Shirk*		Vice Chair			Member
R. Scott Smith, Jr.		Member			***
Gary A. Stewart*				Member	Member
E. Philip Wenger		Member			***

* Independent Director	** Independent Director and Audit Committee Financial Expert	*** Ex-officio member per bylaws

HR Committee Interlocks and Insider Participation

     In March 2004, the Executive Compensation Committee was formed. In September 2009, Fulton merged the Executive Compensation Committee and its Human Resources Committee, and the new committee is called the Human Resources Committee (previously defined as “HR Committee”) and its membership consists only of independent directors. More information regarding the HR Committee can be found in the “Compensation Discussion and Analysis” on page 16 There are no interlocking relationships, as defined in regulations of the SEC, involving members of the HR Committee. Certain directors may have indirect relationships described in “Related Person Transactions with Directors and Executive Officers” on page 47. The HR Committee is responsible for, among other things, recommending the compensation and equity awards for Senior Management to the Board of Directors, administration of Fulton’s ESPP, Fulton’s 401(k) Plan and 401(k) plans for affiliate banks, approving employment agreements for non-executive officers of Fulton and fulfilling other broad-based human resources duties. The HR Committee is also responsible for the Expenditure Policy, which was adopted in September 2009 to prohibit excessive or luxury expenditures or expenditures that are not related to its business operations. The HR Committee, and the Executive Compensation Committee that was merged into the HR Committee, met a combined total of thirteen times in 2009. The HR Committee is governed by a formal charter, which was last amended in October 2009, and which is available on Fulton’s website at www.fult.com.

Other Board Committees

     All members of the Audit Committee meet the experience and independence requirements of the NASDAQ listing standards, and the rules and regulations of the SEC. Directors Hodges and Kooyker were determined to qualify, and agreed to serve, as the Audit Committee's “financial experts” as defined by the SEC regulations. The Audit Committee met twelve times during the year. The Audit Committee is governed by a formal charter, which was last amended in December 2009, and which is available on Fulton’s website at www.fult.com. The Audit Committee's pre-approval policy and procedure for audit and non-audit services is set forth in its charter. The functions of the Audit Committee include, among other things: sole authority to appoint or replace the independent auditor; direct responsibility for the compensation and oversight of the work of the independent auditor; oversight of the overall relationship with the independent auditor; meeting with the independent auditor to review the scope of audit services; reviewing and discussing with management and the independent auditor annual and quarterly financial statements and related disclosures; overseeing the internal audit function, including hiring and replacing the chief audit executive; reviewing periodic reports from the loan review function; reviewing and approving related person transactions; establishing procedures and handling complaints concerning accounting, internal accounting controls, or auditing matters and certain risk management matters as outlined in the Audit Committee Charter.

     All the members of the Nominating and Corporate Governance Committee meet the independence requirements of the NASDAQ listing standards, as amended. The Nominating and Corporate Governance Committee met seven times during the year. The Nominating and Corporate Governance Committee is responsible for, among other things, recommending to the Board of Directors the nominees for election to the Board of Directors and to assist the Board of Directors with Corporate Governance matters including, but not limited to, the review and approval of all additions, deletions or changes to Fulton’s Code of Conduct, Governance Guidelines, stock ownership guidelines and the responsibility for guidelines and procedures to be used by directors for board evaluations in monitoring and evaluating the performance of the Board of Directors and Committees. The Nominating and Corporate Governance Committee operates pursuant to its charter, which was last amended in June 2009 and is available on Fulton’s website at www.fult.com.

     The Executive Committee met once during the year. Except for the powers expressly excluded in Section 5 of Article III of the Bylaws, the Executive Committee exercises the powers of the Board of Directors between board meetings.

     For a portion of 2009 and in prior years, Fulton maintained a Trust Committee which met five times during the year. The Trust Committee was responsible for consulting with management of FFA, and overseeing all trust, investment, insurance and related financial services which Fulton offered, directly or indirectly, through FFA. Fulton’s Trust Committee was terminated in September 2009 and Fulton Bank formed a Trust Committee to assume the oversight of the trust, investment, insurance and related financial services offered through FFA.

     In September 2009, Fulton created a Risk Management Committee that met three times during the year. The Risk Management Committee is responsible for providing oversight of the risk management function of the Corporation, including its policies, procedures and practices relating to management of credit risk, market risk, liquidity risk, operational risk, compliance risk and fiduciary risk.

     There were nine meetings of the Board of Directors of Fulton and forty-one meetings of the standing committees of the Board of Directors of Fulton during 2009. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of the board committees on which he or she served in 2009.

Board Role in Risk Oversight

     Prior to the formation of Fulton’s Risk Management Committee described above, Fulton’s Board and Audit Committee received periodic reports on different risk related topics from Mr. Shreiner, who serves as Fulton’s chief risk officer, and other members of management in an effort to manage Fulton’s risks. These risks generally included credit risk, market risk, liquidity risk, operational risk, compliance risk and fiduciary risk. Although Fulton’s Risk Management Committee is primarily responsible for overseeing the management of Fulton’s risks today, the Board continues to regularly review information regarding Fulton’s credit, liquidity and operations, as well as the risks associated with each. In addition, the HR Committee is responsible for overseeing the management of risks relating to all of Fulton’s compensation plans. The Audit Committee oversees management of financial risks and the Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors, potential conflicts of interest and governance matters. While each of Fulton’s committees are responsible for evaluating certain risks, Fulton’s Risk Management Committee is primarily responsible for overseeing the management of such risks for Fulton and the entire Board of Directors is regularly informed through committee reports and review of committee meeting minutes about such risks.

Lead Director and Fulton’s Leadership Structure

     Director Hodges currently serves as Fulton’s Lead Director and is the independent chair of the Executive Committee. The Board has made a determination that this structure with a Lead Director and a combined Chairman/CEO is appropriate for Fulton. Pursuant to the Governance Guidelines, the Board shall designate by resolution for a term of at least a year and publicly disclose in the Fulton proxy statement the independent non-management director who will lead the non-employee directors’ executive sessions and preside at all meetings of the Board at which the Chairman is not present. The Governance Guidelines also require that the Lead Director shall as appropriate: serve as a liaison between the Chairman and the independent directors; approve information sent to the Board; approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; and, have the authority to call meetings of the independent directors.

     The leadership structure of Fulton combines the positions of Chairman and Chief Executive Officer. Fulton’s Board believes that the Lead Director acts as a counterbalancing feature to the combined Chairman and Chief Executive Officer similar to many public companies. This structure also permits the Chief Executive Officer to manage the Corporation’s daily operations and provides a single voice for the Corporation when needed. Separation of these roles is not necessary because Fulton has a substantial majority of independent directors to provide appropriate oversight at Board meetings and executive sessions. In addition, Fulton’s HR Committee, Nominating and Corporate Governance Committee and Audit Committee are comprised solely of independent directors.

Executive Sessions

     The independent directors of the Fulton Board of Directors met three times in executive session in 2009. The Chair of the Executive Committee, who also served as the Lead Director, conducted these executive sessions of the independent directors of the board.

Legal Proceedings

     There are no material legal proceedings to which any director, officer, nominee, affiliate or principal shareholder, or any associate thereof, is a party adverse to Fulton or has a material interest adverse to Fulton.

Annual Meeting Attendance

     Fulton’s Governance Guidelines provide that attendance in person is expected at the Annual Meeting unless attendance of the individual members of the Board of Directors is excused. Fulton held its 2009 Annual Meeting, which began at 10:00 a.m. on April 29, 2009, and all but one director, who was excused, attended the 2009 Annual Meeting.

Related Person Transactions with Directors and Executive Officers

     Financial Products and Services. Some of the directors and executive officers of Fulton and the companies with which they are associated were customers of, and/or had banking transactions with, Fulton’s subsidiaries during 2009. These transactions included deposit accounts, trust relationships and loans in the ordinary course of business with different Fulton subsidiaries. All loans and commitments to lend made to such persons and to the companies with which they are associated were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than a normal risk of collectability or present other unfavorable features. It is anticipated that similar transactions will be entered into in the future. By using Fulton’s products and services, directors and officers have the opportunity to become familiar with the wide array of products and services offered by Fulton’s subsidiaries to customers.

     Other Transactions. Applicable SEC regulations require Fulton to disclose transactions with certain related persons where the amount involved exceeds $120,000. However, a person who has a position or relationship with a firm, corporation, or other entity that engages in a transaction with Fulton is not deemed to have a material interest in a transaction where the interest arises only from such person’s position as a director of the other entity and/or arises only from the ownership by such person in the other entity if that ownership is under ten percent, excluding partnerships. Amounts paid to entities in which a related person does not have a material interest are not required to be disclosed.

     Some of the directors of Fulton are members of law firms which provided legal services to Fulton or its subsidiaries in 2009 and in prior years. It is expected that these firms will continue to provide services to Fulton or its subsidiaries in the future. The Albertson Law Office, West Deptford, New Jersey, has provided legal services to subsidiaries of Fulton for several years. Director Albertson is a partner with more than a ten percent interest in the law firm. In 2009, Fulton paid the Albertson Law Office a total of $251,027, which included $218,617 in legal fees paid by Fulton, $13,770 in legal fees paid by Fulton customers related to loan transactions and $18,640 in expense reimbursements for such services.

     In 2009, bank subsidiaries of Fulton paid annual rent of $98,294 and related expenses of $14,880 for a branch office to The Bowman Group, LLP, and annual rent of $108,000 and related expenses of $21,569 for a branch office to Bowman 2000 LLC. Director Donald M. Bowman, Jr. is a limited partner in The Bowman Group, LLP and is the manager of Bowman 2000 LLC.

     Fulton considered the above related person transactions with Directors Albertson and Bowman and other related person transactions of other Directors that do not require specific disclosure, when it made the determinations that eleven of Fulton’s fourteen nominees and continuing directors are independent in accordance with the NASDAQ listing standards. See “Information about Nominees, Continuing Directors and Independence Standards” on page 7 for more information.

     Family Relationships. There are no family relationships among any of the directors and Senior Management of Fulton. However, family relationships do exist among Senior Management and some of the approximately 3,560 employees of Fulton and its subsidiaries. These employees participate in compensation, benefit and incentive plans on the same basis as other similarly situated employees. SEC regulations require disclosure of any transaction with a related person where the amount involved exceeds $120,000. In fiscal year 2009, the only immediate family member of Senior Management who was compensated in excess of that amount was Mr. Craig A. Roda, the brother-in-law of Mr. Wenger. In 2009, Mr. Roda received annual compensation consisting of base salary and other compensation totaling $323,462, plus other benefits received on the same basis as other similarly situated employees. Effective February 1, 2009, Mr. Roda became Chairman and Chief Executive Officer of Fulton Bank and Senior Executive Vice President of Community Banking for Fulton. In January 2006, Mr. Roda became President and Chief Operating Officer of Fulton Bank, and in October 2006 he became the President and Chief Executive Officer of Fulton Bank. He has been employed by Fulton in various positions since 1979.

     Related Person Transaction Policy and Procedures. Fulton does not have a separate policy specific to related person transactions. Under Fulton’s Code of Conduct (“Code”), however, employees and directors are expected to recognize and avoid those situations where personal or financial interests or relationships might influence, or appear to influence, the judgment of the employee or director on matters affecting Fulton. The Code also requires thoughtful attention to the problem of conflicts and the exercise of the highest degree of good judgment. Under the Code, directors must provide reasonable notice to Senior Management of all new or changed business activities, related person relationships and board directorships.

     In addition, Fulton and its affiliate banks are subject to Federal Reserve Regulation O, which governs loans by federally regulated banks to certain insiders, including an executive officer, director or 10% controlling shareholder of the applicable bank or bank holding company, or an entity controlled by such executive officer, director or controlling shareholder (an “Insider”). Each Fulton affiliate bank follows a Regulation O policy that prohibits the affiliate bank from making loans to an Insider unless the loan (i) is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and (ii) does not involve more than the normal risk of repayment or present other unfavorable features. Fulton and its affiliate banks are examined periodically by different bank regulators for compliance with Regulation O. Internal controls exist within Fulton and its affiliate banks to ensure that compliance with Regulation O is maintained on an ongoing basis.

     In accordance with Fulton's Audit Committee Charter and NASDAQ listing standards, the Audit Committee is charged with the responsibility to review the terms of and approve related person transactions. This responsibility includes reviewing an annual report regarding the related person transactions with each director and Executive during the prior year, if any. At a meeting in February 2010, the Audit Committee reviewed all existing related person transactions involving Fulton’s directors and Executives. The Audit Committee concluded that the loans and other banking services to the directors and Executives of Fulton and their related interests were provided in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with others. The Audit Committee also conducted a review of all other related person transactions for any potential conflict of interest situations with the directors of Fulton and the Executives, and concluded that there were no conflicts present, and ratified and approved all the transactions reviewed.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Fulton’s Executives, the principal accounting officer, directors, and any persons owning 10% or more of Fulton’s common stock, to file in their personal capacities initial statements of beneficial ownership on Form 3, statements of changes in beneficial ownership on Form 4 and annual statements of beneficial ownership with the SEC on Form 5. Persons filing such beneficial ownership statements are required by SEC regulation to furnish Fulton with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that “late filings” of such statements be disclosed in our proxy statement. Based solely on Fulton’s review of Forms 3 and 4 and amendments thereto furnished to Fulton during the 2009 fiscal year, including Forms 5 and amendments thereto furnished to Fulton, and on written representations from Fulton’s directors, Executives and other officers that no Form 4 or Form 5 for any “late filing” was required to be filed by such persons, Fulton believes that all such statements were timely filed in 2009, except for the acquisition of 688.694 shares by Director Freer as a result of a broker’s reinvestment of dividends, and reported in a Form 4 on June 9, 2009, and the sale of 0.7997 and 0.3169 shares by Director Bowman as a result of fractional shares sold without his prior knowledge by a broker on December 18, 2009 with a transfer of accounts, and reported in a Form 4 on January 22, 2010.

Board and Committee Evaluations

     Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible to review and recommend to the Board guidelines and procedures to be used by directors in monitoring and evaluating the performance of the Board of Directors and Committees. The Board of Directors and certain committees conduct an annual self-evaluation of its performance. In an effort to improve board, committee and individual director performance, all of the members of the Board of Directors and members of certain committees were asked to complete a board and committee evaluation questionnaires in the fourth quarter of 2009. The results were compiled at the direction of the Corporate Secretary and presented to the Nominating and Corporate Governance Committee in December 2009. The Nominating and Corporate Governance Committee reported the results to the Board of Directors at its January 2010 regular meeting.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     For the year ended December 31, 2009 and December 31, 2008, Fulton engaged KPMG LLP (“KPMG”), independent registered public accountants, to audit Fulton's financial statements. The fees incurred for services rendered by KPMG for the years ended December 31, 2009 and 2008 are summarized in the following table.

	2009	2008
Audit Fees – Annual Audit and Quarterly Reviews (1)	$1,248,000	$1,527,000
Audit Fees – Issuance of Comfort Letters and Consents	0	7,800
Audit Fees Subtotal	1,248,000	1,534,800
Audit Related Fees	15,600	10,400
All Other Fees (2)	68,301	65,574
TOTAL	$1,331,901	$1,610,774

(1) Amounts presented for 2009 are based upon the audit engagement letter. Final billings for 2009 may differ.

(2) All Other Fees were for services rendered to the trust division (primarily for a SAS 70 report on the processing of transactions by the retirement services area).

     The appointment of KPMG for the fiscal year ended December 31, 2010 was approved by the Audit Committee of the Board of Directors of Fulton at a meeting on February 25, 2010. Representatives of KPMG are expected to be present at the 2010 Annual Meeting with the opportunity to make a statement and to be available to respond to appropriate questions.

     The Audit Committee has carefully considered whether the provision of the non-audit services described above which were performed by KPMG in 2009 and 2008 would be incompatible with maintaining the independence of KPMG in performing its audit services and has determined that, in its judgment, the independence of KPMG has not been compromised.

     All fees paid to KPMG in 2009 and 2008 were pre-approved by the Audit Committee. The Audit Committee pre-approves all auditing and permitted non-auditing services, including the fees and terms thereof, to be performed by its independent auditor, subject to the de minimus exceptions for non-auditing services permitted by the Securities Exchange Act of 1934. However, these types of services are approved prior to completion of the services. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services. Any decisions of such subcommittees to grant pre-approvals are presented to the full Audit Committee for ratification at its next scheduled meeting.

     Based on its review and discussion of the audited 2009 financial statements of Fulton with management and KPMG, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission. A copy of the report of the Audit Committee of its findings that resulted from its financial reporting oversight responsibilities is attached as Exhibit A.

RATIFICATION OF INDEPENDENT AUDITORS – PROPOSAL THREE

     Fulton’s Audit Committee has selected the firm of KPMG to continue as Fulton’s independent auditor for the fiscal year ending December 31, 2010. Although shareholder approval of the selection of KPMG is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection as is the common practice with other publicly traded companies. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG as Fulton’s independent auditor for the fiscal year ending December 31, 2010. If Fulton’s shareholders at the 2010 Annual Meeting do not approve this proposal, the Audit Committee will reconsider its selection of KPMG, but no determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment of KPMG.

     KPMG has conducted the audit of the financial statements of Fulton and its subsidiaries for the years ended December 31, 2002 through 2009. Representatives of KPMG are expected to be present at the meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

Recommendation of the Board of Directors

     The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2010.

ADDITIONAL INFORMATION

     A copy of the Annual Report of Fulton on Form 10-K as filed with the Securities and Exchange Commission, including financial statements, is available without charge to shareholders upon written request addressed to the Corporate Secretary, Fulton Financial Corporation, P.O. Box 4887, Lancaster, Pennsylvania 17604.

     The Fulton Annual Report on Form 10-K for year ended December 31, 2009 and proxy statement are posted and available on Fulton's website at www.fult.com. Copies of the current governance documents and future updates, including but not limited to the Fulton Code of Conduct, Audit Committee Charter, HR Committee Charter, Nominating and Corporate Governance Committee Charter, Fulton’s Expenditure Policy and Fulton’s Corporate Governance Guidelines, are also posted and available on Fulton's website at www.fult.com.

     Only one proxy statement is being delivered to multiple security holders sharing an address unless Fulton has received contrary instructions from one or more of the security holders. Fulton will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a security holder at a shared address to which a single copy of the document was delivered. Such a request should be made to the Corporate Secretary, Fulton Financial Corporation, P.O. Box 4887, Lancaster, Pennsylvania 17604, (717) 291-2411. Requests to receive a separate mailing for future proxy statements or to limit multiple copies to the same address should be made orally or in writing to the Corporate Secretary at the foregoing address or phone number.

     If you would like to reduce the costs incurred by Fulton in mailing proxy material, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and have your proxy card in hand when you access the website, then follow the instructions at www.proxyvote.com to obtain your records and to create an electronic voting instruction form. Follow the instructions for voting by Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

OTHER MATTERS

     The Board of Directors of Fulton knows of no matters other than those discussed in this Proxy Statement which will be presented at the 2010 Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Fulton.

BY ORDER OF THE BOARD OF DIRECTORS

R. SCOTT SMITH, JR. Chairman of the Board and Chief Executive Officer

Lancaster, Pennsylvania
March 26, 2010

EXHIBIT A

REPORT OF AUDIT COMMITTEE

March 1, 2010

To the Board of Directors of Fulton Financial Corporation:

     We have reviewed and discussed with management Fulton Financial Corporation’s audited financial statements as of, and for the year ended, December 31, 2009.

     We have discussed with representatives of KPMG LLP, Fulton Financial Corporation’s independent auditor, the matters required to be discussed by the Statement on Auditing Standards No. 114, The Auditor's Communication with Those Charged with Governance, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditor required by the Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as amended, by the PCAOB, and have discussed with the auditor the auditor's independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009.

George W. Hodges, Chair and Financial Expert
Donald W. Lesher, Jr., Vice Chair
Patrick J. Freer
Willem Kooyker, Financial Expert

ATTN: SHAREHOLDER SERVICES PO BOX 4887 ONE PENN SQUARE LANCASTER, PA 17604
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		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:		☐	☐	☐
1.	Election of Directors Nominees

01	Jeffrey G. Albertson	02	Donald M. Bowman, Jr.	03	Dana A. Chryst	04	Craig A. Dally	05	Rufus A. Fulton, Jr.
06	George W. Hodges	07	Willem Kooyker	08	John O. Shirk	09	R. Scott Smith, Jr.	10	E. Philip Wenger

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2.	THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.	☐	☐	☐

3.	THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP, AS FULTON FINANCIAL CORPORATION'S INDEPENDENT AUDITOR FOR FISCAL YEAR ENDING 12/31/10.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)		☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Meeting Time, Date and Location
The meeting will be held at 10:00 a.m. on April 30, 2010 at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania. Light refreshments will be available starting at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m.

RSVP
If you will be attending the meeting, please complete the enclosed Annual Meeting Invitation and Reservation Form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document, Meeting Invitation, Shareholder Letter is/are available at www.proxyvote.com.

The proxy appoints Samuel H. Jones, Jr., Arthur M. Peters, Jr. and Kenneth E. Shenenberger, or any one of them acting in the absence of the other proxies, with full power of substitution, to represent and vote, as designated on the reverse side, all of the Fulton Financial Corporation Common Stock: (i) held of record by the signer on March 1, 2010, and (ii) which the signer is otherwise entitled to vote at the Annual Meeting of Shareholders to be held on Friday, April 30, 2010, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania, or any adjournment thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the Election of Directors, FOR Executive Compensation, and FOR the appointment of KPMG LLP, as Independent Auditor.

Please use the Internet or touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 29, 2010, which is the deadline to vote your shares.

        Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(If you noted any address changes/comments above, please mark corresponding box on reverse side.)

ATTN: SHAREHOLDER SERVICES PO BOX 4887 ONE PENN SQUARE LANCASTER, PA 17604
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:		☐	☐	☐
1.	Election of Directors Nominees

01	Jeffrey G. Albertson	02	Donald M. Bowman, Jr.	03	Dana A. Chryst	04	Craig A. Dally	05	Rufus A. Fulton, Jr.
06	George W. Hodges	07	Willem Kooyker	08	John O. Shirk	09	R. Scott Smith, Jr.	10	E. Philip Wenger

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2.	THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.	☐	☐	☐

3.	THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP, AS FULTON FINANCIAL CORPORATION'S INDEPENDENT AUDITOR FOR FISCAL YEAR ENDING 12/31/10.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)		☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Meeting Time, Date and Location
The meeting will be held at 10:00 a.m. on April 30, 2010 at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania. Light refreshments will be available starting at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m.

RSVP
If you will be attending the meeting, please complete the enclosed Annual Meeting Invitation and Reservation Form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document, Meeting Invitation, Shareholder Letter is/are available at www.proxyvote.com.

For the shares of Fulton Financial Corporation Common Stock issued to or held for the account of the undersigned ("Plan Participant") under employee plans and voting rights attached to such shares (any of such plans, a "Voting Plan"), the Plan Participant hereby directs the respective fiduciary ("Plan Trustee") of each applicable Voting Plan to vote all shares of Fulton Financial Corporation Common Stock in the Plan Participant's name and/or account under such Voting Plan held in the account as of March 1, 2010 in accordance with the instructions given herein, at the Annual Meeting, to be held on Friday, April 30, 2010, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania, or any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

This proxy, when properly delivered, will be voted by the Plan Trustee in the manner directed by the Plan Participant. If no direction is made, shares held in the Voting Plan will be voted FOR the Election of Directors, FOR Executive Compensation, and FOR the appointment of KPMG LLP, as Independent Auditor.

Please use the Internet or touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 24, 2010, which is the deadline to vote your shares.

        Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(If you noted any address changes/comments above, please mark corresponding box on reverse side.)